Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into as of the 23rd of December, 2009, by and among ENSCO INTERNATIONAL INCORPORATED, a Delaware corporation ("EII"), ENSCO OFFSHORE INTERNATIONAL COMPANY, a Cayman Islands exempted company ("EOIC" and, together with EII, the "Borrowers"), ENSCO INTERNATIONAL PLC, an English public limited company (the "Parent"), ENSCO GLOBAL LIMITED, a Cayman Islands exempted company ("Global" and, together with the Borrowers and the Parent, the "Amendment Parties"), CITIBANK, N.A., as administrative agent (the "Administrative Agent"), and the BANKS party hereto (the "Banks").

Preliminary Statement

        WHEREAS, the Borrowers, the Administrative Agent and the Banks, are parties to that certain Amended and Restated Credit Agreement dated as of June 23, 2005 (as same may be further amended, restated, increased and extended, the "Credit Agreement"; capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement); and

        WHEREAS, prior to or simultaneously with the effectiveness of this First Amendment, (a) 100% of the Equity Interests of Global shall be transferred by EII to the Parent, (b) a merger will be consummated whereby ENSCO Newcastle LLC ("MergeCo"), a wholly-owned subsidiary of Global, will merge with and into EII, with EII as the surviving corporation, a wholly-owned subsidiary of Global, and an indirect, wholly-owned subsidiary of the Parent, and (c) each outstanding Equity Interest of EII will be converted into the right to receive an American Depositary Share representing one Equity Interest of Parent (collectively, the "Reorganization"), in each case pursuant to and in accordance with (i) the Agreement and Plan of Merger and Reorganization dated November 9, 2009, between EII and MergeCo, (ii) the Contribution Agreement dated November 9, 2009, between EII and the Parent (formerly known as ENSCO International Limited) (iii) the Contribution Agreement dated November 9, 2009, between EII and Global, and (iv) the Contribution Agreement dated November 9, 2009, between Global and MergeCo (collectively, the "Reorganization Documents");

        WHEREAS, on or about September 29, 2009, 100% of the outstanding Class A ordinary shares of the Parent were deposited with the Custodian, as defined in and pursuant to the Deposit Agreement dated September 29, 2009 (the "Deposit Agreement") by and among the Parent (formerly known as ENSCO International Limited), Citibank, N.A., as Depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (such deposit being the "Deposit");

        WHEREAS, the Borrowers have requested that the Banks and the Administrative Agent modify the Credit Agreement and change certain terms thereof, and the Administrative Agent and the Banks party hereto, which Banks constitute the Majority Banks, have agreed to do so; and

        WHEREAS, the Amendment Parties, the Administrative Agent and the Banks party hereto wish to execute this First Amendment to evidence such agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Amendment Parties, the Administrative Agent and the Banks party hereto hereby agree as follows:

        Section 1.      Amendment to Credit Agreement.     The Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A attached hereto. Parent and Global shall be deemed parties to the Credit Agreement as if they had executed it, and shall be subject to such provisions as by their terms relate to Parent and Global, respectively. All references to the Credit Agreement in the Loan Documents shall be deemed amended to reflect Parent and Global as parties.

        Section 2.      Representations True; No Default.     Each Amendment Party represents and warrants that:

                      (a)    this First Amendment has been duly authorized, executed and delivered on its behalf, and the Credit Agreement, as amended by this First Amendment, and the other Loan Documents to which it is a party, constitute the legal, valid and binding obligations of such Amendment Party, enforceable against such Amendment Party in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity;

                      (b)    the representations and warranties of such Amendment Party contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (i) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date and (ii) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); and

                      (c)    after giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

        Section 3.      Effectiveness.     This First Amendment and the Amended and Restated Guaranty described below shall become effective as of 12:01 a.m. Eastern Standard Time on the date (the "First Amendment Closing Date") when, and only when, (a) the Reorganization shall have been consummated in accordance with the Reorganization Documents, (b) the Deposit shall have been consummated in accordance with the Deposit Agreement, and (c) the Administrative Agent notifies EII that the Administrative Agent (or its counsel) has received:

                      (i)      multiple original counterparts from each party hereto, as requested by the Administrative Agent, of this First Amendment duly and validly executed and delivered by duly authorized officers of each such party;

                      (ii )     original counterparts of the fully-executed Amended and Restated Guaranty by EII, Parent and Global, duly and validly executed and delivered by duly authorized officers of each party thereto;

                      (iii)    an opinion of Robert O. Isaac, in-house counsel for the Amendment Parties, in form and substance reasonably satisfactory to the Administrative Agent;

                      (iv)     an opinion of Gardere Wynne Sewell LLP, counsel for the Amendment Parties, in form and substance reasonably satisfactory to the Administrative Agent;

                      (v)      an opinion of Maples and Calder, Cayman Islands counsel for EOIC and Global, in form and substance reasonably satisfactory to the Administrative Agent;

                      (vi)     an opinion of Baker McKenzie, United Kingdom counsel for Parent, in form and substance reasonably satisfactory to the Administrative Agent;

                      (vii)    a certificate of the Secretary or Assistant Secretary of each Amendment Party certifying (A) the resolutions of the Board of Directors of such Amendment Party approving this First Amendment, the other Loan Documents, and the transactions contemplated thereby, in each case evidencing any necessary company action, (B) the name and true signature of an agent or agents of such company authorized to sign each Loan Document to which such Amendment Party is a party and the other documents to be delivered hereunder, and (C) attached true and correct copies of the Bylaws and Articles of Incorporation (or corresponding organizational documents) of such Amendment Party;

                      (viii)   a certificate of the chief executive officer or the chief financial officer of Parent certifying that, immediately prior to the Reorganization and after giving effect to the Reorganization and this First Amendment (A) insurance in compliance with Section 5.01(d) of the Credit Agreement is in full force and effect; (B) no Material Adverse Change has occurred since December 31, 2008; (C) no Default or Event of Default exists; (D) all representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (1) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date and (2) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); (E) the Reorganization has been consummated prior to or simultaneously with the effectiveness of this First Amendment in accordance with the Reorganization Documents; (F) the Deposit has been consummated in accordance with the Deposit Agreement; (G) attached are true and correct copies of the Reorganization Documents and the Deposit Agreement as in effect on the date hereof; and (H) that no governmental approvals are necessary for each Amendment Party to enter into the Reorganization Documents and the Loan Documents to which it is a party, perform its obligations thereunder, and consummate the Reorganization;

                      (ix)     certificates of existence, good standing and qualification from appropriate state officials with respect to EII, such corresponding certificates or other documents from Cayman Islands officials or agencies as the Administrative Agent reasonably requests with respect to EOIC and Global, and such corresponding certificates or other documents from United Kingdom officials or agencies as the Administrative Agent reasonably requests with respect to Parent;

                      (x)      evidence of payment by the Amendment Parties of a non-refundable amendment fee to the Administrative Agent for the account of each Bank in an amount equal to 0.05% of such Bank's Commitment; and

                      (xi)     evidence of payment by the Amendment Parties of all fees and disbursements required to be paid by the Amendment Parties on the date hereof, including the fees and expenses of counsel to the Administrative Agent pursuant to invoices presented for payment on or prior to the First Amendment Closing Date.

        Section 4.      Miscellaneous Provisions.

                      (a)      From and after the execution and delivery of this First Amendment, the Credit Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement shall continue in full force and effect.

                      (b)      The Credit Agreement and this First Amendment shall be read and construed as one and the same instrument.

                      (c)      Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as amended by this First Amendment.

                      (d)      This First Amendment is a Loan Document for purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this First Amendment may be a Default or an Event of Default under the Loan Documents.

                      (e)      This First Amendment shall be construed in accordance with and governed by the laws of the State of New York.

                      (f)      This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                      (g)      The headings herein shall be accorded no significance in interpreting this First Amendment.

        Section 5.      Binding Effect.     This First Amendment shall be binding upon and inure to the benefit of the Amendment Parties, the Banks and the Administrative Agent and their respective successors and assigns, except that the Amendment Parties shall not have the right to assign their rights hereunder or any interest herein.

        IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers as of the date first set forth above, to be effective as of the First Amendment Closing Date.

AMENDMENT PARTIES: ENSCO INTERNATIONAL INCORPORATED /s/ Dean A. Kewish Dean A. Kewish Vice President and Secretary
ENSCO OFFSHORE INTERNATIONAL COMPANY /s/ Dean A. Kewish Dean A. Kewish Assistant Secretary
ENSCO INTERNATIONAL PLC /s/ David A. Armour David A. Armour Vice President - Finance
ENSCO GLOBAL LIMITED /s/ David A. Armour David A. Armour President and Director
Signature Page to First Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT: CITIBANK, N.A., as Administrative Agent /s/ Andrew Sidford Andrew Sidford Authorized Signatory
Signature Page to First Amendment to Credit Agreement

BANKS: CITIBANK, N.A. /s/ Andrew Sidford Andrew Sidford Authorized Signatory
Signature Page to First Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, NA /s/ Preeti Bhatnagar Preeti Bhatnagar Associate
Signature Page to First Amendment to Amended and Restated Credit Agreement

DNB NOR BANK ASA, NEW YORK BRANCH /s/ Barbara Gronquist Barbara Gronquist Senior Vice President
/s/ Nikolai Nachamkin Nikolai Nachamkin Senior Vice President
Signature Page to First Amendment to Amended and Restated Credit Agreement

THE BANK OF TOKYO MITSUBISHI UFJ, LTD. /s/ Linda Terry Linda Terry Authorized Signatory
Signature Page to First Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A. /s/ Barry Parks Barry Parks Vice President
Signature Page to First Amendment to Amended and Restated Credit Agreement

MERRILL LYNCH COMMERCIAL FINANCE CORP. /s/ Gabe Gomez Gabe Gomez Vice President
Signature Page to First Amendment to Amended and Restated Credit Agreement

SUNTRUST BANK /s/ Yann Pirio Yann Pirio Director
Signature Page to First Amendment to Amended and Restated Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION /s/ Scott Collins Scott Collins Vice President
Signature Page to First Amendment to Amended and Restated Credit Agreement
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MIZUHO CORPORATE BANK, LTD. /s/ Leon Mo Leon Mo Authorized Signatory
Signature Page to First Amendment to Amended and Restated Credit Agreement

U.S. $350,000,000
Amended and Restated Credit Agreement

Dated as of
June 23, 2005

Among

ENSCO International Incorporated
and
ENSCO Offshore International Company
as Borrowers,

Ensco International plc,
ENSCO Global Limited, and
ENSCO International Incorporated
as Guarantors,

The Banks Named Herein
as Banks,

Citibank, N.A.
as Administrative Agent,

JPMorgan Chase Bank, NA,
as Syndication agent,

and

The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch
DnB NOR Bank ASA, New York Branch, and
Wells Fargo Bank, N.A.,
as Co-Documentation Agents

Joint Lead Arrangers and Joint Book Managers:
Citigroup Global Markets Inc. and
J.P. Morgan Securities Inc.

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Schedule I - Applicable Lending Offices
Schedule II - Pricing Grid
Schedule III - Unrestricted Subsidiaries (If Any)
Schedule IV - Rigs
Schedule V - Existing Liens
Schedule VI - Commitments
Schedule VII - Existing Letters of Credit

Exhibit A - Form of Note
Exhibit B - Notice of Borrowing
Exhibit C - Form of Assignment and Acceptance
Exhibit D - Form of Notice of Letter of Credit
Exhibit E - Compliance Certificate

  -

Amended and Restated Credit Agreement

Dated as of June 23, 2005

        ENSCO International Incorporated, a Delaware corporation, ENSCO Offshore International Company, a Cayman Islands exempted company, Ensco International plc, an English public limited company, ENSCO Global Limited, a Cayman Islands exempted company, the Banks party hereto, Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, NA, as Syndication Agent, and DnB NOR Bank ASA, New York Branch, as Issuing Bank, agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

        "Administrative Agent" means Citibank, N.A., in its capacity as Administrative Agent pursuant to Article VIII, and such term shall include any successor to such entity in such capacity pursuant to Section 7.08.

        "Advance" means an advance by a Bank to a Borrower pursuant to Section 2.01 (as divided or combined from time to time as contemplated in the definition herein of Borrowing) and refers to a Base Rate Advance or a LIBOR Advance (each of which shall be a "Type" of Advance).

        "Affected Bank" has the meaning specified in Section 2.11.

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "controls" (including the terms "controlled by" or "under common control with") includes the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of capital stock, securities, partnership interests or other ownership interests, by contract or otherwise.

        "Agreement" means this Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

        "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a LIBOR Advance.

        "Applicable Letter of Credit Margin" means, for any day, the percentage per annum applicable to a LIBOR Advance on such day, set forth in Schedule II under the heading "Applicable Margin" for the relevant Rating Category applicable from time to time. The Applicable Letter of Credit Margin determined pursuant to this definition for any Letter of Credit shall change when and as the applicable Rating Category changes.

        "Applicable Margin" means, for any Interest Period for any LIBOR Advance, the percentage per annum applicable to such LIBOR Advance, set forth in Schedule II under the heading "Applicable Margin" for the relevant Rating Category applicable from time to time. The Applicable Margin determined pursuant to this definition for any LIBOR Advance shall change when and as the applicable Rating Category changes.

        "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent and the Issuing Bank, in substantially the form of Exhibit C.

        "Bankruptcy Code" means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

        "Banks" means the lenders listed on the signature pages hereof and each Eligible Assignee that becomes a Bank party hereto pursuant to Section 2.16 or Section 8.06(a), (b) and (d).

        "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

        (a)  the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time, as its base rate; and

        (b)  the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Administrative Agent with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by the Administrative Agent for determining the then current annual assessment payable by it to the FDIC (or any successor) for insuring Dollar deposits of the Administrative Agent in the United States; and

        (c)  the sum of 1/2 of one percent per annum plus the Federal Funds Rate in effect from time to time; and

        (d)  1% plus the rate per annum equal to (a) the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or if such publication is unavailable, such other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) determined daily on each Business Day at approximately 11:00 a.m., London time, for Dollar deposits with a term of one month; or (b) if such rate is not available at such time for any reason, the interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum if such rate is not such a multiple) equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market determined daily on each Business Day at approximately 11:00 A.M. (London time), in an amount substantially equal to the amount in question for a term of one month.

        "Base Rate Advance" means an Advance which bears interest as provided in Section 2.05(a).

        "Borrowers" means EII and EOIC, collectively, and "Borrower" means either such entity.

        "Borrowing" means a borrowing hereunder consisting of Advances of the same Type to the same Borrower made on the same day by the Banks and, in the case of LIBOR Advances, having the same Interest Period; provided that (a) all Base Rate Advances outstanding at any time shall thereafter be deemed to be one Borrowing, and (b) subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08 and 2.11, on the last day of an Interest Period for a Borrowing comprised of LIBOR Advances, such Borrowing may be divided ratably to form multiple Borrowings comprised of LIBOR Advances (with the result that each Bank's Advance as a part of each such multiple Borrowing is proportionately the same as its Advance as a part of such divided Borrowing) or combined with all or a ratable portion of the Base Rate Advances or all or a ratable portion of one or more other Borrowings, the Interest Period for which also ends on such day, to form a new Borrowing comprised of LIBOR Advances, such division or combination to be made by notice from the applicable Borrower given to the Administrative Agent not later than noon on the third Business Day prior to the proposed division or combination specifying the date of such division or combination (which shall be a Business Day) and all other relevant information (such as the Borrowings (or portions thereof) to be divided or combined, the respective amounts of the Borrowings resulting from any such division, the relevant Interest Periods, the amount of the Base Rate Advances or other Borrowings (or portions thereof) to be so combined and such other information as the Administrative Agent may request), but in no event shall any Borrowing resulting from, or remaining after, any such division or combination be less than $10,000,000, and in all cases each Bank's Advances as a part of each such combined, resultant or remaining Borrowing shall be proportionately the same as its Advances as a part of the relevant Borrowings prior to such division or combination. Each Borrowing comprised of a Type of Advance shall be that "Type" of Borrowing.

        "Business Day" means (a) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in New York City or Dallas, Texas and (b) if the applicable Business Day relates to any LIBOR Advances, any day which is a "Business Day" described in clause (a) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

        "Change of Control" means (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13 d-3 and 13 d-5 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent, (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent was approved by a vote of the majority of the Directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office, (c) EOIC, EII or Global shall cease to be wholly owned, directly or indirectly, by the Parent.

        "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

        "Commitment" has the meaning specified in Section 2.01.

        "Consolidated" refers to the consolidation of the accounts of the Parent and its Subsidiaries in accordance with GAAP.

        "Consolidated Debt" means, as of any date of determination thereof, without duplication, the aggregate principal amount of all then outstanding (a) indebtedness and other obligations of the Parent and its Consolidated Subsidiaries for the repayment of money borrowed, including the unreimbursed amount of any drawings under letters of credit issued for the account of the Parent or any of its consolidated subsidiaries, (b) obligations of the Parent and its consolidated subsidiaries as lessee under capital leases, (c) letters of credit other than letters of credit issued in the ordinary course of business supporting non-Debt obligations (e.g., bid bonds and performance guaranties incurred under drilling contracts, vessel time charters, or other forms of service agreement in the ordinary course of business), (d) without duplication, guaranties by the Parent and any of its consolidated subsidiaries of payment or collection of any obligations described in clauses (a) through (c) above of any other Person, and (e) without duplication, all Other Obligations of the Parent and its Consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP as of such date.

        "Consolidated EBITDA" means, for any period, (a) Net Income for the Parent and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus (b) to the extent deducted in determining Net Income, Interest Expense, taxes, and depreciation and amortization and other non-cash charges for the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

        "Consolidated Intangible Assets" means, on any date of its determination for Parent and its subsidiaries on a consolidated basis, assets that are considered to be intangible assets under GAAP.

        "Consolidated Interest Expense" means, for any period, Interest Expense for the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Shareholders' Equity" means, as of any date of determination for Parent and its Subsidiaries, determined on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

        "Consolidated Tangible Net Worth" means, as of any date of determination, for Parent and its consolidated Subsidiaries, determined on a consolidated basis, Consolidated Shareholder's Equity on that date minus the Consolidated Intangible Assets of Parent and its consolidated Subsidiaries on such date, determined in accordance with GAAP.

        "Convert", "Conversion" and "Converted" each refers to a conversion of Advances or a Borrowing of one Type into Advances or a Borrowing of another Type, as the case may be, pursuant to Section 2.07, Section 2.08, Section 2.10(b) or Section 2.11.

        "Debt" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business and payable on customary terms), (iv) obligations of such Person to deliver property or services for which prepayment has been made, to the extent reflected as a liability pursuant to GAAP, (v) monetary obligations of such Person as lessee under leases that are, in accordance with GAAP, recorded as capital leases, (vi) without duplication, all letters of credit issued for the account of such Person or as to which such Person has any reimbursement obligation, whether or not drawn, (vii) mark-to-market obligations of such Person under any interest rate, currency, commodity or other swap, cap or collar or under any other derivatives transaction, (viii) obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (ix) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (ix) or clause (xi) of this definition, (x) indebtedness or obligations of others of the kinds referred to in clauses (i) through (ix) or clause (xi) of this definition secured by any Lien on or in respect of any property of such Person, (xi) all liabilities of such Person in respect of unfunded vested benefits under any Plan or Multiemployer Plan, except to the extent an ERISA Affiliate has paid such liabilities within the time prescribed by law, and (xii) without duplication, all Other Obligations of such Person; provided, for clarity, that "Debt" shall not include trade payables and accrued expenses arising in the ordinary course of business, deferred taxes, obligations assumed or liabilities incurred under drilling contracts, vessel time charters or other forms of service agreement in the ordinary course of business (e.g., bid bonds and performance guaranties), or preferred stock with no mandatory redemption feature.

        "Default" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

        "Demand Loan" has the meaning specified in Section 2.18(c).

        "Distribution" means any direct or indirect dividend, distribution or other payment of any kind or character (whether in cash, securities or other property) (i) in respect of any Equity Interest of the Parent or any of its Subsidiaries or to the holders, as such, of any Equity Interest of the Parent or any of its Subsidiaries (including pursuant to a merger or consolidation) or (ii) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of the Parent or any of its Subsidiaries.

        "Dollars" and "$" means lawful money of the United States of America.

        "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank or such other office of such Bank as such Bank may from time to time specify to EII and the Administrative Agent.

        "EII" means ENSCO International Incorporated, a Delaware corporation, a direct or indirect wholly owned subsidiary of Parent.

        "Eligible Assignee" means (a) any Bank, (b) any Affiliate of any Bank, and (c) with the consent of the Administrative Agent, the Issuing Bank and, if no Event of Default exists, the Parent (which consent will not be unreasonably withheld), any other commercial bank or financial institution not covered by clause (a) or clause (b) of this definition; provided that neither the Parent nor any Subsidiary of the Parent shall be an Eligible Assignee.

        "Environment" has the meaning set forth in 42 U.S.C. § 9601(8) as defined on the date of this Agreement, and "Environmental" means pertaining or relating to the Environment.

        "Environmental Law" means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or other agreement or Governmental Requirement arising from, in connection with or relating to the pollution, protection or regulation of the Environment or the protection or regulation of health or safety, whether the foregoing are required or promulgated by any government or agency or other authority of or in the United States (whether local, state, or federal) or any foreign country or subdivision thereof, including those relating to the disposal, removal, remediation, production, storing, refining, handling, transferring, processing, recycling or transporting of or exposure to any material or substance, wherever located.

        "EOIC" means ENSCO Offshore International Company, a Cayman Islands exempted company and a direct or indirect wholly owned subsidiary of the Parent.

        "EOIC Letter of Credit Liabilities" means the Letter of Credit Liabilities attributable to Letters of Credit issued for the account of EOIC.

        "EOIC Sublimit" means $200,000,000.

        "EPA" means the United States Environmental Protection Agency or any successor thereto.

        "Equity Interest" means as to any Person, any capital stock, partnership interest, membership interest or other equity interest in such Person, or any warrant, option or other right to acquire any Equity Interest in such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, as in effect from time to time.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Parent or EII is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

        "ERISA Liabilities" means at any time the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the consolidated balance sheet of the Parent and its Subsidiaries under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87, as such Statement may from time to time be amended, modified or supplemented, or under any successor statement issued in replacement thereof.

        "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

        "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to EII and the Administrative Agent.

        "Events of Default" has the meaning specified in Section 6.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Credit Agreement" means the Credit Agreement dated as of July 26, 2002 among EII, as borrower, the banks party thereto, DnB NOR Bank ASA, New York Branch (f/k/a Den norske Bank ASA, New York Branch), as administrative agent, Citibank, N.A., as syndication agent, and certain other agents and arrangers party thereto.

        "Existing Letters of Credit" means the letters of credit listed on Schedule VII.

        "Expiration Date" means, for any Letter of Credit, the later of (i) the Stated Expiry Date of such Letter of Credit or such earlier date, if any, on which such Letter of Credit is permanently cancelled in writing by the applicable Borrower, the beneficiary thereof and each transferee, if any, thereof, (ii) if any Extension Event referred to in clause (i) of the definition herein of Extension Event shall occur in respect of such Letter of Credit, the date on which the Issuing Bank shall receive an opinion from its counsel to the effect that a final and nonappealable judgment or order has been rendered or issued either terminating the order, injunction or other process or decree restraining the Issuing Bank from paying under such Letter of Credit or permanently enjoining the Issuing Bank from paying under such Letter of Credit, and (iii) if any Extension Event referred to in clause (ii) of the definition herein of Extension Event shall occur in respect of such Letter of Credit, the date on which the Issuing Bank shall receive an opinion from its counsel to the effect that the Issuing Bank has no further liability under such Letter of Credit.

        "Extension Event" means, in respect of any Letter of Credit, that at any time either (i) the Issuing Bank shall have been served with or otherwise be subjected to a court order, injunction or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under such Letter of Credit and either (a) there has been a drawing under such Letter of Credit which the Issuing Bank would otherwise be obligated to pay or (b) the Stated Expiry Date of such Letter of Credit has occurred but the right of the beneficiary or transferee to draw under such Letter of Credit has been extended past such date in connection with the pendency of the related court action or proceeding; or (ii) the beneficiary or transferee shall have made a demand, on or prior to the Stated Expiry Date of such Letter of Credit, to the effect that the Stated Expiry Date be extended or that the value of such Letter of Credit be held for the account of the beneficiary or transferee, in either case under circumstances in which the Issuing Bank may incur liability or loss if the Issuing Bank does not comply with such demand, and either (a) the applicable Borrower shall have failed to authorize the Issuing Bank to so extend the Stated Expiry Date within three banking days after the Issuing Bank shall have notified such Borrower of such demand or (b) the Issuing Bank shall in its sole discretion decline to extend such Stated Expiry Date.

        "FDIC" means the Federal Deposit Insurance Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

        "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

        "GAAP" means United States generally accepted accounting principles and policies consistent with those applied in the preparation of the financial statements referred to in Section 4.01(d)(ii).

        "Global" means ENSCO Global Limited, a Cayman Islands exempted company and a direct or indirect wholly owned subsidiary of Parent.

        "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

        "Guaranties" means (a) the Guaranty Agreement dated as of June 23, 2005 made by EII in the favor of the Administrative Agent for the benefit of the holders of Obligations, (b) the Amended and Restated Guaranty Agreement dated as of December 23, 2009 made by EII, Parent, and Global in favor of the Administrative Agent for the benefit of the holders of Obligations, and (c) any other guaranty agreements or joinders or supplements thereto executed in favor of the Administrative Agent for the benefit of the holders of Obligations, in each case as amended, supplemented, and otherwise modified from time to time.

        "Guarantors" means, collectively, Parent, EII, and Global.

        "Hazardous Materials" means (i) any substance or material identified as a hazardous substance pursuant to any Environmental Law, (ii) any substance or material regulated as a hazardous or solid waste pursuant to any Environmental Law, and (iii) any other material or substance regulated under any Environmental Law. "Hazardous Materials" shall include pollutants, contaminants, toxic substances, radioactive materials, refined products, natural gas liquids, crude oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

        "Illegality Event" has the meaning specified in Section 2.11.

        "Increase Effective Date" has the meaning specified in Section 2.19.

        "Indemnified Parties" has the meaning specified in Section 8.04(c).

        "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

        "Interest Expense" means, for any Person for any period, such Person's total interest expense, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as capital leases), as determined in accordance with GAAP.

        "Interest Period" means, with respect to each LIBOR Advance, in each case comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into (or the division or combination of any Borrowing resulting in) such an Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, as to any Interest Period, such other period as the applicable Borrower and the Banks may agree to for such Interest Period), in each case as the applicable Borrower may, upon notice received by the Administrative Agent not later than noon (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period (or, as to any Interest Period, at such other time as the applicable Borrower and the Banks may agree to for such Interest Period), select; provided that:

        (a)  Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

        (b)  whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

        (c)  any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which such Interest Period would have ended if there were a numerically corresponding day in such calendar month;

        (d)  no Interest Period may end after the Termination Date; and

        (e)  the applicable Borrower may not select any Interest Period if any Event of Default exists.

        "Investment" means, as applied to any Person, any direct or indirect (i) purchase or other acquisition by such Person of any Equity Interest or Debt of any other Person, (ii) loan or advance made by such Person to any other Person, (iii) guaranty, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, (iv) creation of any Debt owed to such Person by any other Person, or (v) capital contribution or other investment by such Person in any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.

        "Issuing Bank" means DnB NOR Bank ASA, New York Branch.

        "Joint Lead Arrangers" means, collectively, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

        "Letter of Credit" means each letter of credit issued or deemed issued by any Issuing Bank pursuant to Section 2.18 and shall include any Existing Letters of Credit, in each case as extended or otherwise modified by the Issuing Bank from time to time.

        "Letter of Credit Liabilities" means the maximum aggregate amount of all undrawn portions of Letters of Credit (after giving effect to any step up provision or other mechanism for increases, if any) plus the aggregate amount of all drawings under Letters of Credit which are unpaid.

        "L/C Related Documents" has the meaning specified in Section 2.18(e).

        "LIBO Rate" means for any Interest Period for each LIBOR Advance comprising part of the same Borrowing (a) the BBA LIBOR, as published by Reuters (or if such publication is unavailable, such other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or (b) if such rate is not available at such time for any reason, the interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum if such rate is not such a multiple) equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, in an amount substantially equal to the amount of the LIBOR Advance comprising part of such Borrowing and for a period equal to such Interest Period.

        "LIBOR Advance" means an Advance which bears interest as provided in Section 2.05(b).

        "LIBOR Borrowing" means a Borrowing comprised of LIBOR Advances.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any production payment, advance payment or similar arrangement with respect to minerals in place, any agreement to grant any Lien, any agreement to refrain from granting any Lien granted by or required to be granted by any Loan Document, any conditional sale or other title retention agreement and the interest of a lessor under a capital lease), whether or not filed, recorded or otherwise perfected under applicable law.

        "Loan Document" means this Agreement, each Note (if any), the Guaranties, each Notice of Borrowing and each other document or instrument executed and delivered in connection with this Agreement, as amended, supplemented, and modified from time to time.

        "Loan Parties" means the Borrowers and the Guarantors.

        "Losses" has the meaning specified in Section 8.04(c).

        "Majority Banks" means at any time Banks holding at least 51% of the sum of the then aggregate principal amount of outstanding Advances plus the then existing amount of Letter of Credit Liabilities, or, if no such principal amount and no Letter of Credit Liabilities are then outstanding, Banks having at least 51% of the Commitments. For purposes of this definition, Letter of Credit Liabilities shall be considered held by the respective Banks in accordance with the respective amounts of their participations therein pursuant to Section 2.18, with the Issuing Bank holding the balance thereof after taking into account such participations.

        "Material Adverse Change" means any change in the business, property, financial condition or operations of the Parent and its Subsidiaries has occurred which could reasonably be expected to have a Material Adverse Effect.

        "Material Adverse Effect" means any material adverse effect on the business, property, financial condition, or operations of the Parent and its Subsidiaries taken as a whole or the ability of any Loan Party to perform its obligations under any of the Loan Documents; provided that any quantification of threshold amount in the representations, warranties, covenants, or Events of Default contained in this Agreement shall not be deemed to indicate the threshold at which a "Material Adverse Effect" would be caused.

        "Material Subsidiary" means, on any date of its determination, any Subsidiary of the Parent that owns assets having a book value equal to or greater than ten percent (10%) of the book value of all assets of the Parent and its consolidated Subsidiaries on such date.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Parent or any ERISA Affiliate, and more than one employer other than the Parent or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Parent or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

        "Net Income" means, for any Person for any period, such Person's net income (or loss) for such period, excluding (a) all extraordinary gains and losses, as determined in accordance with GAAP, and (b) all net gains and losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, all as determined in accordance with GAAP.

        "Note" means a promissory note of a Borrower requested by any Bank payable to the order of such Bank, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of such Borrower to such Bank resulting from Advances owed to such Bank.

        "Notice of Borrowing" has the meaning specified in Section 2.02.

        "Notice of Letter of Credit" has the meaning specified in Section 2.18(a).

        "Obligations" means all obligations (liquidated, contingent or otherwise) from time to time owed by any Loan Party or any Subsidiary of a Loan Party pursuant to, as a result of or in connection with any of the Loan Documents, including all principal of and interest on the Advances, all obligations to reimburse the Issuing Bank for any payment under any Letter of Credit and all obligations to pay fees, costs, expenses, indemnities and other amounts under any Loan Document.

        "Other Obligations" means, for any Person, as of any date of determination thereof, the aggregate amount, determined in accordance with GAAP as of such date, without duplication of any clause within this definition, all (i) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes, in an amount equal to the base amount on which rental payments are measured minus the unpaid balance contributed, pledged, or otherwise provided by such Person or its Affiliates to collateralize the lessee's obligations in connection with such lease and minus the principal amount of any of the lessor's debt that such Person or its Affiliates have purchased; (ii) the net cash payment obligations of such Person with respect to any forward sale contract for a commodity with respect to which such Person has received a prepayment by a counterparty thereto, provided that in no event shall "Other Obligations" include forward sales contracts that are entered into in the ordinary course of such Person's trading business, if any, and not intended to function as a borrowing of funds; and (iii) all guaranties of collection or payment of any obligation described in clauses (i) and (ii) of any other Person; provided, however, that in no event shall "Other Obligations" include (a) any completion or performance guaranties (or similar guaranties that a project or a Subsidiary of such Person perform as planned) or (b) pure operating leases entered in the ordinary course of business, including but not limited to pure operating leases of business equipment.

        "Other Taxes" has the meaning specified in Section 2.13(c).

        "Parent" means Ensco International plc, an English public limited company.

        "Payment Office" means the office of the Administrative Agent located at 1615 Brett Road, OPS III, New Castle, DE 19720, or such other office as the Administrative Agent may designate by written notice to the other parties hereto.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

        "Permitted Debt" means

        (i)  Debt incurred pursuant to this Agreement and the other Loan Documents;

        (ii  Debt existing on the effective date of this Agreement, and subsequent extensions, refinancings or renewals thereof, so long as such extensions, refinancings or renewals do not cause the aggregate principal amount of such Debt to increase from that in effect on the date of this Agreement;

        (iii)  Debt incurred under any interest rate agreements, foreign exchange agreements or derivative obligations entered into by any of the Parent's Material Subsidiaries in the ordinary course of business, provided such undertakings are not for speculative purposes;

        (iv)  Debt owing to the Parent or any Restricted Subsidiary;

        (v)  Debt of the Parent and/or any of the Restricted Subsidiaries under any letters of credit supporting obligations which are not Debt, issued in the ordinary course of business and obtained outside the facility represented by this Agreement;

        (vi)  Debt incurred by the Parent and/or any Restricted Subsidiary (and guarantees given by any Restricted Subsidiary supporting such Debt) to acquire, construct, renovate or upgrade any drilling rig or marine transportation vessel, including without limitation the Rigs;

        (vii)  Debt of any Person existing at the time such Person (a) becomes a Subsidiary of the Parent or any of its Subsidiaries, or (b) is merged with or into the Parent or any of its Subsidiaries; provided that no Default or Event of Default exists at the time of or would occur as a result of the incurrence of such Debt and that such Debt is not recourse to the Parent or any Restricted Subsidiary prior to the date of such Person's acquisition by or merger into the Parent or any of its Subsidiaries; and

        (viii)  Any other Debt of the Parent and/or the Restricted Subsidiaries that may be incurred, provided (a) Parent is in proforma compliance with the financial covenants that are set forth in Section 5.02(a) (as of the last day of the most recently ended four fiscal quarter period) and Section 5.02(b) (immediately after giving effect thereto), (b) no Default or Event of Default exists at the time of the incurrence of such Debt, nor would such result therefrom, and (c) the aggregate principal amount of such Debt of the Restricted Subsidiaries (excluding all such Debt permitted under clauses (i)-(vii) above) outstanding at any one time shall not exceed the greater of (1) $100,000,000 or (2) 10% of Consolidated Tangible Net Worth; provided that no more than $50,000,000 of the Debt permitted by this subclause (viii) may be Debt which constitutes capital leases in accordance with GAAP.

        "Permitted Liens" means

        (i)  Liens for taxes, assessments or governmental charges or levies on Property of the Parent or a Restricted Subsidiary, if the same shall not at any time be delinquent or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or such Restricted Subsidiary;

        (ii)  Liens that are imposed by law in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' liens, statutory landlord liens, maritime liens and other similar Liens, if the same shall not at any time be delinquent or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or the appropriate Restricted Subsidiary;

        (iii)  Liens arising in the ordinary course of business out of or in connection with pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, social security retirement benefits or other forms of governmental insurance;

        (iv)  Liens created by any of the Loan Documents;

        (v)  Minor defects, irregularities and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within areas covered by easements, leases, licenses and other rights in real property in favor of the Parent or any Restricted Subsidiary, in each case which do not interfere with the ordinary conduct of business, and which do not materially detract from the value of the property which they affect;

        (vi)  Any right of set-off arising under common law or by statute;

        (vii)  Liens arising from judgments, decrees, arbitration awards or attachments in existence not more than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered by insurance;

        (viii)  Liens against real property with respect to which the Parent or any Restricted Subsidiary has been granted easements, rights-of-way or other real estate interests, which have been created or incurred prior to the acquisition by the Parent or such Restricted Subsidiary of such easements, rights-of-way or other real estate interests, or thereafter by the Persons from whom the Parent or such Restricted Subsidiary obtains such real estate interests and their successors and assigns (other than the Parent or any Subsidiary);

        (ix)  Liens incurred in the ordinary course of business to secure performance of tenders, bids or contracts entered into in the ordinary course of business, including without limitation any rights of offset or liquidated damages, penalties, or other fees that may be contractually agreed to in conjunction with any tender, bid, or contract entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

        (x)  Liens existing on the effective date of this Agreement and listed on Schedule V and Liens incurred pursuant to subsequent extensions, refinancings, or renewals of the underlying obligations secured by such Liens, provided that no additional assets of the Parent or any of its Material Subsidiaries are pledged in support thereof and that the underlying obligations do not increase;

        (xi)  Liens to secure Debt recorded as capital leases in accordance with GAAP;

        (xii)  Liens to secure supersedeas bonds in an aggregate outstanding amount not to exceed $15,000,000 at any time;

        (xiii)  Liens to secure Debt incurred by the Parent or any Restricted Subsidiary (and guarantees given by the Parent or any Restricted Subsidiary supporting such Debt) (a) to acquire or construct any drilling rig or marine transportation vessel, including without limitation any Rigs not owned by the Parent and any of its Subsidiaries as of the date of this Agreement, provided that any such Lien shall exist only against such drilling rig or marine transportation vessel acquired or constructed, or (b) to renovate or upgrade any drilling rig or marine transportation vessel, including without limitation the Rigs, which is not owned by the Parent or any of its Subsidiaries on the date of this Agreement but which is hereafter acquired or constructed by the Parent or such Restricted Subsidiary incurring such Debt, provided that any such Lien shall exist only against such drilling rig or marine transportation vessel renovated or upgraded; and

        (xiv)  Any Liens on the Property of the Parent and the Restricted Subsidiaries not permitted above in clauses (i) through (xiii) above which secure Debt in an aggregate outstanding principal amount that does not exceed, at any time, the greater of (a) $100,000,000 or (b) 10% of Consolidated Tangible Net Worth;

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

        "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Parent or any ERISA Affiliate and covered by Title IV of ERISA.

        "Prescribed Forms" means such forms or statements, and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the forms or statements, (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrowers to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

        "Property" or "asset" (in either case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Ratable Portion" means as to any Bank at any date (i) the amount obtained by dividing (a) such Bank's Commitment at such date by (b) the aggregate amount at such date of all Commitments of all of the Banks, or (ii) if no Commitments exist on such date, the amount obtained by dividing (a) such Bank's Commitment on the day immediately prior to the termination of the Commitments by (b) the aggregate amount of all Commitments of all of the Banks on such day.

        "Rating Category" means the relevant Level applicable from time to time as set forth on Schedule II, which is based on the highest ratings of either the Parent's or EII's senior unsecured long-term debt by Standard & Poor's or Moody's. If there is a one-notch split between the two ratings, then the level corresponding to the higher rating shall apply. If there is a more than a one-notch split in the two ratings, then the rating that is one notch higher than the lowest rating shall apply.

        "Register" has the meaning specified in Section 8.06(c).

        "Reg U Limited Assets" means assets that are subject to any arrangement (as contemplated by Regulation U) with any Bank, the Administrative Agent or the Issuing Bank (i) that restricts the right or ability of the Parent or its Subsidiaries to sell, pledge or otherwise dispose of (within the meaning of Regulation U) such assets or (ii) that provides that the exercise of such right is or may be cause for accelerating the maturity of all or any portion of the Advances or any other amount payable hereunder or under such arrangement.

        "Regulation U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect.

        "Regulation X" means Regulation X of the Federal Reserve Board, as the same is from time to time in effect.

        "Responsible Person" means the president, chief executive officer, or chief financial officer, as the case may be, of a Borrower and any other designated financial officer thereof, including without limitation any vice president - finance, treasurer, assistant treasurer, or controller.

        "Restricted Subsidiary" means any Subsidiary of the Parent that is not an Unrestricted Subsidiary and shall include Global, EII, EOIC and all Material Subsidiaries.

        "Rig" means any and all mobile, offshore jack-up or semi-submersible drilling units owned or leased by Parent or any of its Subsidiaries and shall include those listed on Schedule IV, as same is supplemented and amended from time to time, but excluding all platform rigs, all Lake Maracaibo type drilling barges, and the mobile offshore jack-up drilling unit referred to as "ENSCO 64".

        "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof.

        "Stated Expiry Date" means the original expiration date stated on the face of any Letter of Credit, or such other date, if any, to which the Issuing Bank extends the expiration of such Letter of Credit at the request of the applicable Borrower.

        "Subsidiary" of any Person means any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding capital stock or other Equity Interests having ordinary voting power (irrespective of whether or not at the time capital stock or other Equity Interest of any other class or classes of such corporation, partnership, joint venture, or other entity shall or might have voting power upon the occurrence of any contingency) is at the time owned directly or indirectly by such Person. Unless otherwise provided or the context otherwise requires, the terms "Subsidiary" and "Subsidiaries" refer to a Subsidiary or Subsidiaries of the Parent.

        "Syndication Agent" means JPMorgan Chase Bank, NA, a national banking association.

        "Taxes" has the meaning specified in Section 2.13(a).

        "Termination Date" means June 23, 2010 or the earlier date of termination in whole of the Commitments pursuant to this Agreement.

        "Termination Event" means (a) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of the Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Parent or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "Type" has the meaning specified in the definition of the term "Advance" (with respect to a Advance) and in the definition of the term "Borrowing" (with respect to a Borrowing).

        "Unrestricted Subsidiary" means any Subsidiary of the Parent designated as such on Schedule III hereto, as supplemented or amended from time to time, which designation, amendment and supplement must be approved by the Majority Banks, such approval not to be unreasonably withheld.

        "Voting Stock" means, with respect to any company or corporation, the outstanding shares or stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right to so vote has been suspended by the happening of such a contingency.

        "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Unless otherwise indicated, all references to a particular time are references to New York City time.

        SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, and certificates of compliance with financial covenants shall be based on, GAAP; provided the financial statements and reports required pursuant to Sections 5.01(a)(i) and (ii) shall be prepared in accordance with generally accepted accounting principles consistently applied except to the extent stated therein.

        SECTION 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,", the term "include" shall mean "include, without limitation," and the term "includes" shall mean "includes, without limitation,".

ARTICLE II

AMOUNT AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

        SECTION 2.01. The Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount equal to (a) the amount set opposite such Bank's name on Schedule VI hereto as its Commitment or, if such Bank has entered into any Assignment and Acceptance, or increased its Commitment pursuant to Section 2.19, set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 8.06(c), as such amount may be adjusted pursuant to Section 2.15, Section 2.16 or Section 6.01 (such Bank's "Commitment") minus (b) such Bank's Ratable Portion of outstanding Letter of Credit Liabilities; provided that (i) no Advance shall be required to be made, except as part of a Borrowing that is in an aggregate amount not less than $10,000,000 (and in integral multiples of $1,000,000 in excess thereof), and each Borrowing shall consist of Advances of the same Type having (in the case of a Borrowing comprised of LIBOR Advances) the same Interest Period, made on the same day by the Banks ratably according to their respective Commitments, and (ii) the aggregate outstanding principal amount of all Advances made to EOIC shall not exceed the EOIC Sublimit minus the EOIC Letter of Credit Liabilities. Within the limits set forth in the preceding sentence, the Borrowers may borrow, prepay pursuant to Section 2.09 and reborrow under this Section 2.01 until the Termination Date, but in no event will any Bank be obligated to make any Advance, if the amount of such Advance plus all other Advances owed to such Bank would exceed its Commitment.

        SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than noon (New York City time) (x) in the case of a proposed Borrowing comprised of LIBOR Advances, at least three Business Days prior to the date of the proposed Borrowing (or, as to any proposed Borrowing comprised of LIBOR Advances, at such other time as the applicable Borrower and the Banks may agree to for such proposed Borrowing) and (y) in the case of a proposed Borrowing comprised of Base Rate Advances, on the day of the proposed Borrowing, by the applicable Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by telex or telecopy or in accordance with Section 8.17. Each such notice of a Borrowing (a "Notice of Borrowing") shall be given in accordance with Section 8.02, in substantially the form of Exhibit B, identifying therein the requested Borrowing specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of LIBOR Advances, initial Interest Period for each such Advance, provided that the applicable Borrower may not specify LIBOR Advances for any Borrowing if, after giving effect to such Borrowing, LIBOR Advances having more than eight different Interest Periods shall be outstanding. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.05(b). Each Bank shall, before noon (2:00 P.M. in the case of a Borrowing comprised of Base Rate Advances) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Bank's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address.

        (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower that gives such Notice of Borrowing. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the applicable Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. Any Bank requesting indemnification under this Section 2.02(b) shall provide to the applicable Borrower a reasonable explanation of any such loss, cost, or expense for which such Bank requests indemnification.

        (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the applicable Borrower severally agree to repay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of a Borrower, one Business Day after the Administrative Agent requests such payment from such Borrower, which request shall not be sooner than one Business Day after such Bank's ratable portion was due, with interest at the interest rate applicable at the time to Advances comprising such Borrowing, and (ii) in the case of such Bank, forthwith upon demand, with interest at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

        (d) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

        (e) Each Bank, at its option, may request a Note of each Borrower payable to the order of such Bank, evidencing the indebtedness of such Borrower to such Bank resulting from Advances owing to such Bank, in substantially the form of Exhibit A hereto.

        SECTION 2.03. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Bank a facility fee on the average daily amount of such Bank's Commitment, regardless of usage, from the date hereof in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Termination Date at the rate per annum set forth in Schedule II hereto under the heading "Facility Fee" for the relevant Rating Category applicable from time to time. The facility fee is payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date.

        (b) The Borrowers agree to pay to the Administrative Agent for the account of each Bank a utilization fee for each day on which 50% or more of the Commitment of such Bank is funded, from the date hereof in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Termination Date, at the rate per annum equal to 0.10% of the aggregate principal amount of outstanding Advances on such day. The utilization fee is payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date.

        (c) The Borrowers shall pay to the Administrative Agent such fees as may be separately agreed to by the Borrowers and the Administrative Agent, as the case may be.

        SECTION 2.04. Repayment. The Borrowers shall repay to the Banks the principal of all of the Advances on the Termination Date. Additionally, if at any time the aggregate principal amount of all Advances owed to any Bank, plus such Bank's Ratable Portion of the Letter of Credit Liabilities then outstanding, exceeds its Commitment, the Borrowers shall ratably repay to the Banks the Advances in an amount necessary so that no Bank is owed a principal amount of Advances that exceeds its Commitment minus such Bank's Ratable Portion of Letter of Credit Liabilities.

        SECTION 2.05. Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance owed by it to each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

        (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December during such periods, on each other date provided herein and on the date such Base Rate Advance shall be changed (in whole or in part) as a result of any division or combination of any Borrowing or shall be Converted (in whole or in part); provided that any amount of principal (other than principal of LIBOR Advances bearing interest pursuant to the proviso to Section 2.05(b)) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of 2% per annum plus the Applicable Base Rate Margin in effect from time to time.

        (b) LIBOR Advances. During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the LIBO Rate for such Interest Period for such Advance plus the Applicable Margin for such Interest Period, payable on the last day of such Interest Period, on each other date provided herein and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal of any LIBOR Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) the sum of 2% per annum plus the Base Rate in effect from time to time, and (y) the sum of 2% per annum plus the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

        SECTION 2.06. Additional Interest on LIBOR Advances. If any Bank is required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, and if as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining LIBOR Advances, then the applicable Borrower or Borrowers shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), unless such Bank withdraws its demand for such additional amounts pursuant to Section 2.16(b) or the applicable Borrower or Borrowers are not obligated to pay such amounts pursuant to Section 2.16(a), pay to the Administrative Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate such Bank for such increased cost. Such Bank shall provide to the applicable Borrower or Borrowers a reasonable explanation of such amounts to be paid.

        SECTION 2.07. Interest Rate Determination and Protection. (a) The Administrative Agent shall give prompt notice to the Parent, EII, and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05(b).

        (b) If the Administrative Agent is unable to obtain timely information for determining the LIBO Rate for any LIBOR Advance,

        (i)  the Administrative Agent shall forthwith notify the Parent, EII, and the Banks that the interest rate cannot be determined for such LIBOR Advances,

        (ii)  each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

        (iii)  the obligation of the Banks to make, or to Convert Advances or Borrowings into, or make divisions or combinations of Borrowings resulting in, LIBOR Advances or LIBOR Borrowings shall be suspended until the Administrative Agent shall notify the Parent, EII, and the Banks that the circumstances causing such suspension no longer exist.

        (c) If the Majority Banks notify the Administrative Agent that either (A) the applicable interest rate for any Interest Period for any LIBOR Advance will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective LIBOR Advances for such Interest Period, or (B) Dollar deposits in the amounts of their respective Advances for such Interest Period are not available to them in the London interbank market, the Administrative Agent shall forthwith so notify the Parent, EII, and the Banks, whereupon

        (i)  each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

        (ii)  the obligation of the Banks to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, LIBOR Advances or LIBOR Borrowings shall be suspended until the Administrative Agent shall notify the Parent, EII, and the Banks that the circumstances causing such suspension no longer exist.

        (d) If a Borrower shall fail to select the duration of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into LIBOR Advances with an Interest Period of one month.

        (e) At the end of the relevant Interest Period following the date on which the aggregate unpaid principal amount of Advances comprising any LIBOR Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the applicable Borrower to Convert such Advances into LIBOR Advances shall terminate; provided that if and so long as each such Advance shall be of the same Type and have an Interest Period ending on the same date as Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Advances of all such Borrowings shall equal or exceed $1,000,000, the applicable Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Advances of such Type having an Interest Period ending on such date.

        (f) Upon the occurrence and during the continuance of an Event of Default, each LIBOR Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

        SECTION 2.08. Voluntary Conversion of Borrowings; Continuation of LIBOR Borrowings. (a) The applicable Borrower may on any Business Day, upon notice given to the Administrative Agent not later than noon (x) in the case of a proposed Conversion into a LIBOR Borrowing, on the third Business Day prior to the date of the proposed Conversion and (y) in the case of a proposed Conversion into a Base Rate Borrowing, on the date of the proposed Conversion and subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08(c) and 2.11, Convert all or any portion of a Borrowing of one Type into a Borrowing of another Type; provided that any Conversion of any LIBOR Borrowing shall be made on, and only on, the last day of an Interest Period for such LIBOR Borrowing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Borrowing (or identified portion thereof) to be Converted and the Type into which it is to be Converted, and (iii) if such Conversion is into a LIBOR Borrowing, the duration of the Interest Period for each LIBOR Advance comprising such LIBOR Borrowing.

        (b) The applicable Borrower may continue all or any portion of any LIBOR Borrowing as a LIBOR Borrowing for an additional Interest Period that complies with the requirements set forth in the definition herein of "Interest Period," by giving notice of such Interest Period as set forth in such definition, subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08(c) and 2.11.

        (c) All Borrowings, divisions and combinations of Borrowings, Conversions and continuations under this Agreement shall be effected in a manner that (i) treats all Banks ratably (including, for example, effecting Conversions of any portion of a Borrowing in a manner that results in each Bank retaining its same ratable percentage of both the Converted portion and the remaining portion not Converted), and (ii) in the case of LIBOR Borrowings, results in each LIBOR Borrowing (including, in the case of any Conversion of a portion of a LIBOR Borrowing, both the Converted portion and the remaining portion not Converted) being in an amount not less than $1,000,000; provided that clause (ii) immediately above shall not limit the Borrowers' rights under the proviso of Section 2.07(e). Upon Conversion of any Borrowing, or portion thereof, into a particular Type, all Advances comprising such Borrowing or portion thereof, as the case may be, will be deemed Converted into Advances of such Type. Notwithstanding any other provision hereof, during the continuance of any Event of Default no Borrower may divide or combine Borrowings, continue all or any portion of any LIBOR Borrowing for an additional Interest Period or Convert all or any portion of a Borrowing into a LIBOR Borrowing.

        SECTION 2.09. Optional Prepayments. Each Borrower may (i) in respect of LIBOR Advances, upon at least two Business Days' notice, and (ii) in respect of Base Rate Advances, upon notice by noon on the day of the proposed prepayment, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and the specific Borrowing or Borrowings to be prepaid in whole or in part, and if such notice is given the applicable Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (and in increments of $1,000,000 in excess thereof), and provided further that if such Borrower prepays any LIBOR Advance on any day other than the last day of an Interest Period therefor, such Borrower shall compensate the Banks pursuant to Section 8.04(b).

        SECTION 2.10. Increased Costs; Capital Adequacy, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (ii) the compliance with any guideline or request from any governmental authority, central bank or comparable agency (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Advances (other than increased costs described in Section 2.06 or in Section 2.10(c) below), then the applicable Borrower or Borrowers shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost unless such Bank shall have withdrawn its demand for additional compensation for such increased cost pursuant to Section 2.16(b) or such Borrower is not obligated to pay such amounts pursuant to Section 2.16(a). Such Bank shall provide to such Borrower a reasonable explanation of such amounts to be paid by such Borrower.

        (b) If the applicable Borrower so notifies the Administrative Agent within five Business Days after any Bank notifies such Borrower of any increased cost pursuant to the provisions of Section 2.10(a), such Borrower shall Convert all Advances of the Type affected by such increased cost of all Banks then outstanding into Advances of another Type in accordance with Section 2.08 and, additionally, reimburse such Bank for such increased cost in accordance with Section 2.10(a).

        (c) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (except to the extent such request or directive arises as a result of the individual creditworthiness of such Bank), has the effect of increasing the amount of capital required or expected to be maintained as a result of its Commitment hereunder or the existence of any Letter of Credit, such Bank shall have the right to give prompt written notice and demand for payment thereof to the applicable Borrower with a copy to the Administrative Agent (which notice and demand shall show in reasonable detail the calculation of such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase in capital and shall certify that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities), although the failure to give any such notice shall not, unless such notice fails to set forth the information required above, release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 2.10(c), and subject to Section 2.16, such Borrower shall pay such additional amounts.

        (d) Each Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.10 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

        (e) No Bank shall be entitled to recover increased costs pursuant to this Section 2.10, (a) incurred or accruing more than 90 days prior to the date on which such Bank sent to the applicable Borrower a written notice and demand for payment as specified in this Section 2.10, or (b) to the extent that such increased costs have resulted from the failure of such Bank to have complied with Section 2.10(d).

        SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any governmental authority, central bank or comparable agency shall assert that it is unlawful (such unlawfulness or such assertion of unlawfulness being an "Illegality Event"), for any Bank or its Eurodollar Lending Office (such a Bank being an "Affected Bank") to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Bank to the applicable Borrower through the Administrative Agent, (a) the obligation of the Banks to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, LIBOR Advances or LIBOR Borrowings shall be suspended until the time set forth in the next succeeding sentence, and (b) the applicable Borrower shall forthwith Convert all LIBOR Advances of all Banks then outstanding into Advances of another Type in accordance with Section 2.08. The suspension of the obligation of the Banks to make LIBOR Advances or to continue to fund or maintain LIBOR Advances, as set forth in the preceding sentence, shall terminate upon the earliest to occur of the following: (i) the withdrawal by each Affected Bank of its notice and demand with respect to the Illegality Event referenced in this Section 2.11, (ii) the replacement by the Parent or EII of each Affected Bank pursuant to Section 2.16(a) hereof with an Eligible Assignee that is not an Affected Bank, and (iii) the termination by the Parent or EII of each Affected Bank pursuant to Section 2.16(b) hereof. If an Illegality Event has ceased to exist with respect to a Bank that has given notice and demand with respect to such Illegality Event pursuant to this Section 2.11, such Bank shall promptly withdraw such notice and demand by giving written notice of withdrawal to the Administrative Agent, the Parent, and EII. Upon termination of such suspension pursuant to clause (i), (ii) or (iii) above, as applicable, the Administrative Agent shall notify each Bank of such termination, and the Banks shall thereupon again be obligated to make LIBOR Advances and LIBOR Borrowings and to continue to fund, maintain, and Convert LIBOR Advances and LIBOR Borrowings in each case in accordance with and to the extent provided in this Agreement.

        SECTION 2.12. Payments and Computations. (a) Each Borrower shall make each payment under any Loan Document not later than noon on the day when due in Dollars to the Administrative Agent at its Payment Office (or to the Issuing Bank, in the case of payments to the Issuing Bank under Section 2.18) in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or commissions on Letters of Credit as contemplated by Section 2.18(b) ratably (other than amounts payable pursuant to Section 2.06, 2.10, 2.13, 2.16 or 8.04) to the Banks (decreased, as to any Bank, for any taxes withheld in respect of such Bank as contemplated by Section 2.13(b)) for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes (if any) in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment of any principal of or interest on any Borrowing to the Administrative Agent, the applicable Borrower shall notify the Administrative Agent of the Borrowing to which such payment shall apply. In the absence of such notice, the Administrative Agent may specify the Borrowing to which such payment shall apply.

        (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (c) or clause (d) of the definition thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate, the Federal Funds Rate, of any fee payable under Section 2.03, Section 2.18(b), or, during such times as the Base Rate is determined pursuant to clause (c) or clause (d) of the definition thereof, the Base Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.06 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        (c) Whenever any payment hereunder or under the Notes (if any) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

        SECTION 2.13. Taxes. (a) Any and all payments by the Borrowers hereunder or under the Notes (if any) shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, (1) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which (or by a jurisdiction under the laws of a political subdivision of which) such Bank or Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and (2) any taxes imposed by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof (or, with respect to any entity that becomes a Bank after the date hereof, on the date such entity becomes a Bank), to payments to be made to such Bank or the Administrative Agent (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note (if any) to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Borrowers and the Administrative Agent shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank (without the payment by a Borrower of increased amounts to such Bank pursuant to clause (a) above) other than a Bank (i) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes or (ii) which has the duly executed Prescribed Forms on file with the Parent and the Administrative Agent for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such duly executed Prescribed Forms, provided that if a Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank or the Administrative Agent may reasonably request for assisting such Bank or the Administrative Agent to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

        (c) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes (if any) or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

        (d) Each Borrower, to the fullest extent permitted by law, will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, except (i) if such Taxes, Other Taxes, or other liability arise as a result of the gross negligence or willful misconduct of such Bank or Administrative Agent or (ii) if such Taxes, Other Taxes, or other liability arise as a result of such Bank's failure to file any Prescribed Forms which are available to it and for which it qualifies. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor. No Bank nor the Administrative Agent shall be indemnified for Taxes incurred or accrued more than 90 days prior to the date that such Bank or the Administrative Agent notifies the applicable Borrower thereof.

        (e) Within 30 days after the date of any payment of Taxes by or at the direction of a Borrower, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, (i) the original or a certified copy of a receipt evidencing payment thereof, if the relevant taxing authority provides a receipt, or (ii) if the relevant taxing authority does not provide a receipt, other reasonable evidence of the payment thereof. Should any Bank or the Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Administrative Agent would not be entitled but for the payment by a Borrower of Taxes as required by this Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Administrative Agent in its sole discretion), such Bank or the Administrative Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Administrative Agent, as the case may be, and determined by such Bank or the Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction.

        (f) Each Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

        (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

        SECTION 2.14. Sharing of Payments, Etc. (a) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.06, 2.10, 2.13, 2.16 or 8.04) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of its ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

        (b) Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

        SECTION 2.15. Ratable Reduction or Termination of the Commitments; Effect of Termination. (a) Each of the Parent and EII shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided that each partial reduction shall be in the aggregate amount of at least $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Commitments terminated or reduced pursuant to the preceding sentence may not be reinstated.

        (b) Upon and at all times after any Commitment of any Bank is terminated in whole pursuant to any provision of this Agreement, such Commitment shall be zero and such Bank shall have no further obligation to make any Advances.

        SECTION 2.16. Replacement of Bank; Additional Right to Terminate Commitments. In the event that any Bank demands payment pursuant to Section 2.06, 2.10 or 2.13, or any Bank becomes an Affected Bank as set forth in Section 2.11, each of the Parent and EII shall have the right, within 45 days after the date of the giving by such Bank of any notice or demand required or otherwise permitted to be given pursuant to Section 2.06, 2.10, 2.11 or 2.13 and if no Event of Default or Default then exists, to either replace such Bank in accordance with the procedure set forth in Section 2.16(a) or terminate all of such Bank's Commitments in accordance with the procedure set forth in Section 2.16(b); provided that no such replacement or termination shall be effected without (i) the prior written consent of the Issuing Bank (such consent not to be unreasonably withheld, but any withholding of consent by the Issuing Bank based on any good faith concern of the Issuing Bank regarding the creditworthiness of the replacement Bank shall be deemed a reasonable withholding of consent), (ii) in the case of a termination pursuant to Section 2.16(b), a simultaneous reduction of the Letters of Credit in amounts such that there is no increase in the potential exposure of the Issuing Bank that is not participated to other Banks hereunder, and (iii) in the case of the replacement or termination of the Bank that is the Issuing Bank, termination of all Letters of Credit issued by such Issuing Bank.

        (a) If the Parent or EII determines to replace a Bank pursuant to this Section 2.16, then the Parent or EII will have the right to replace such Bank with an Eligible Assignee in accordance with Section 8.06(a), (b) and (d) (including execution of an appropriate Assignment and Acceptance), provided that such Eligible Assignee (i) shall unconditionally offer in writing (with a copy to the Administrative Agent) to purchase all of such Bank's rights hereunder and interest in the Advances owing to such Bank and the Note (if any) held by such Bank without recourse at the principal amount of such Note plus interest and accrued fees to the date of such purchase on a date therein specified, and (ii) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, as assignee, pursuant to which such Eligible Assignee becomes a party hereto with a Commitment equal to that of the Bank being replaced (plus, if such Eligible Assignee is already a Bank, the amount of its Commitment, respectively, prior to such replacement); provided, further, that no Bank or other Person shall have any obligation to increase any of its Commitments or otherwise to replace, in whole or in part, any Bank. Upon satisfaction of the requirements set forth in the first sentence of this Section 2.16(a), acceptance of such offer to purchase by the Bank to be replaced, payment to such Bank of the purchase price in immediately available funds, and the payment by the Borrowers of all requested costs accruing to the date of purchase which the Borrowers are obligated to pay under Section 8.04 and all other amounts owed by the Borrowers to such Bank (other than the principal of and interest on the Advances of such Bank and accrued fees to the date of such purchase that are purchased by such Eligible Assignee), such Eligible Assignee shall constitute a "Bank" hereunder with Commitments as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder and all of its Commitments shall be deemed terminated, except that the rights under Sections 2.06, 2.10, 2.13 and 8.04 of the Bank being so replaced shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a "Bank" hereunder. If, however, (x) a Bank accepts such an offer and such Eligible Assignee fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the Borrowers shall continue to be obligated to pay the increased costs and additional amounts due to such Bank pursuant to Sections 2.06, 2.10 and 2.13 (if a demand or notice for payment of increased costs or additional amounts pursuant to any of such Sections is the basis of the proposed replacement), or (y) the Bank proposed to be replaced fails to accept such purchase offer, the Borrowers (if a demand or notice for payment of increased costs or additional amounts pursuant to any of such Sections is the basis of the proposed replacement) shall not be obligated to pay to such Bank such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer, and neither the failure to purchase as set forth in clause (x) of this sentence nor the failure to accept a purchase offer as set forth in clause (y) of this sentence, shall affect any rights the Borrowers may have to terminate such Bank's Commitments in accordance with Section 2.16(b).

        (b) In the event that the Parent or EII determines to terminate a Bank's Commitments pursuant to this Section 2.16, the Parent or EII shall have the right to terminate such Bank's Commitments and shall give notice to such Bank of the Parent's or EII's election to terminate (a copy of such notice to be sent to the Administrative Agent), and such termination shall become effective on the date specified in such notice (which shall be 15 days after the date of such notice, provided that if the 15th day after the date of such notice is not a Business Day, the date specified in such notice shall be the first Business Day next succeeding such 15th day) unless such Bank withdraws its demand or notice for increased costs or additional amounts (if such a demand or notice is the basis for the proposed termination). On the date of the termination of the Commitments of any Bank pursuant to this Section 2.16(b), the Borrowers shall pay all amounts owed by the Borrowers to such Bank under this Agreement and under the Note payable to such Bank (including principal of and interest on the Advances owed to such Bank, accrued fees and amounts specified in such Bank's notice and demand (if any) delivered pursuant to Sections 2.06, 2.10 or 2.13, as the case may be, with respect to the period prior to such termination) and such Bank shall thereupon cease to be a "Bank" hereunder for all purposes and its Commitments shall be deemed terminated, except that such Bank's rights under Sections 2.06, 2.10, 2.13 and 8.04 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a "Bank" hereunder.

        SECTION 2.17. Certificates of Banks. Without limitation to the requirements of Section 2.10(c), any Bank demanding or giving notice of amounts due to such Bank under this Article II shall, as part of each demand or notice for payment required under this Article II, deliver to the applicable Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount and basis of the increased costs or additional amounts payable to such Bank hereunder and such certificate shall be conclusive and binding on such Borrower in the absence of manifest error.

        SECTION 2.18. Letters of Credit. (a) The Issuing Bank agrees, on the terms and conditions herein set forth, to issue Letters of Credit for the account of each Borrower from time to time on any Business Day during the period from the date hereof until one calendar week before the Termination Date; provided that (i) at no time shall the Letter of Credit Liabilities exceed $100,000,000, (ii) at no time shall the EOIC Letter of Credit Liabilities exceed the EOIC Sublimit minus the aggregate outstanding principal amount of Advances to EOIC, (iii) no Letter of Credit shall have a Stated Expiry Date later than the earlier of (A) one year from the date of its issuance unless otherwise extended by the Issuing Bank or, subject to the consent of the Issuing Bank, such Letters of Credit contain language providing for their automatic renewal or (B) the Termination Date, and (iv) at no time shall a Letter of Credit be issued if, after giving effect thereto, any Bank's Ratable Portion of the Letter of Credit Liabilities plus the aggregate amount of Advances owed to such Bank exceed such Bank's Commitment. In the case of a Letter of Credit containing language providing for its automatic renewal, each Borrower acknowledges and agrees that, if any such automatic renewal would cause the Stated Expiry Date of such Letter of Credit to be later than the Termination Date, the Issuing Bank may give notice to the beneficiary of such Letter of Credit that such automatic renewal shall not take place. Each Letter of Credit shall be issued on notice given by a Borrower to the Issuing Bank and the Administrative Agent (which shall give to each Bank prompt notice thereof) not later than noon on the third Business Day prior to the date of the issuance of the proposed Letter of Credit. Each such notice of a Letter of Credit (a "Notice of Letter of Credit") shall be given in accordance with Section 8.02, in substantially the form of Exhibit D, specifying therein the requested (A) date of issuance of such Letter of Credit (which shall be a Business Day), (B) the Borrower for whose account such Letter of Credit is to be issued, (C) the amount of such Letter of Credit (which must be in Dollars), (D) expiration date of such Letter of Credit, and (E) purpose and terms of such Letter of Credit (which shall not be to secure Debt). Additionally, if requested by the Issuing Bank, the applicable Borrower shall execute and deliver to the Issuing Bank, an application for letter of credit on the Issuing Bank's standard form or on another form agreed upon by such Borrower and the Issuing Bank.

        (b) With respect to each Letter of Credit, the Borrowers agree to pay (i) to the Issuing Bank an issuance fee of 1/8th of 1% per annum and (ii) to the Administrative Agent a commission (which commission shall be shared ratably by all Banks (including the Issuing Bank) based on their respective Ratable Portions) of the per annum rate equal to the Applicable Letter of Credit Margin in effect from time to time, in each case computed on the basis of a year of 360 days for the actual number of days elapsed, on the maximum face amount of such Letter of Credit, from the date of issuance of such Letter of Credit until the Expiration Date for such Letter of Credit, payable monthly in arrears on the last Business Day of each month and on such Expiration Date. Additionally, the Borrowers agree to pay all standard costs, fees, expenses, administrative, issuance, amendment, payment and negotiation charges of the Issuing Bank in connection with each Letter of Credit (including mailing charges and out-of-pocket expenditures).

        (c) The Borrowers will immediately and unconditionally pay to the Issuing Bank upon demand the amount of each payment made under any Letter of Credit. If the Borrowers shall fail to pay to the Issuing Bank the amount of any such payment immediately upon demand in accordance with the terms of this Agreement, such payment shall immediately constitute, without necessity of further act or evidence, a loan (a "Demand Loan") made by the Issuing Bank to the applicable Borrower on the date of such payment in a principal amount equal to such payment and repayable upon demand, together with interest on the principal amount of such Demand Loan remaining unpaid from time to time, payable on demand and computed from the date such Demand Loan is made as specified above to the date of repayment in full thereof, at a rate per annum equal to the sum of the Base Rate in effect from time to time plus 2% per annum.

        (d) The obligations of the Borrowers under this Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including the following circumstances:

        (i)  any lack of validity or enforceability of this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

        (ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of either Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

        (iii)  the existence of any claim, set-off, defense or other right that either Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any other transaction;

        (iv)  any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (v)  payment by the Issuing Bank under any Letter of Credit against presentation of a draft or document that does not comply with the terms of such Letter of Credit; or

        (vi)  any exchange, release or non-perfection of any collateral for, or any release or amendment or waiver of or consent to departure from any guarantee of, all or any of the obligations of the Borrower in respect of any Letter of Credit;

however, this Section 2.18(d) shall not limit any right of a Borrower to make a claim against the Issuing Bank to the extent provided in Section 2.18(e).

        (e) Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Neither the Issuing Bank nor any branch, affiliate or correspondent bank of the Issuing Bank nor any of their respective employees, agents, officers or directors shall be liable or responsible for: (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents that do not strictly comply with the terms of the relevant Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that, notwithstanding clauses (i) through (iv) of this sentence, the applicable Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential or other, damages suffered by such Borrower that such Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, (B) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and documents strictly complying with the terms and conditions of such Letter of Credit, or (C) the Issuing Bank's failure to comply with the ICC Uniform Customs and Practice for Documentary Credits (UCP 500), International Chamber of Commerce Publication No. 500, 1993 Revision. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        (f) Upon the date of the issuance of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit Liabilities and all related Demand Loans equal to such Bank's Ratable Portion at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Bank shall promptly notify each such participant Bank by telex, telecopy, or email of each Letter of Credit issued or increased, the amount of such Bank's participation in such Letter of Credit and each payment thereunder. Upon the making of any payment under any Letter of Credit, each Bank (other than the Issuing Bank) shall pay for the purchase of its participation therein by immediate payment to the Issuing Bank of same day funds in the amount of its participation in such payment.

        SECTION 2.19. Increase in Commitments.

        (a) Request for Increase. Provided there exists no Event of Default or Material Adverse Effect, upon notice to the Administrative Agent (which shall promptly, but in any event within 3 Business Days after receipt of such notice, notify the Banks), the Parent or EII may request an increase in the aggregate Commitments by an amount not exceeding $150,000,000; provided that any such request for an increase shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Parent or EII (in consultation with the Administrative Agent) shall specify the time period within which each Bank is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Banks).

        (b) Bank Elections to Increase. Each Bank shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Ratable Portion of such requested increase. Any Bank not responding within such time period shall be deemed to have declined to increase its Commitment.

        (c) Notification by Administrative Agent; Additional Banks. The Administrative Agent shall notify the Parent, EII, and each Bank of the Banks' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld or delayed), the Parent and EII may also invite additional Eligible Assignees to become Banks pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

        (d) Effective Date and Allocations. If the aggregate Commitments are increased in accordance with this Section, the Administrative Agent, the Parent, and EII shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Parent, EII, and the Banks of the final allocation of such increase and the Increase Effective Date.

        (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, EII shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Increase Effective Date (in sufficient copies for each Bank) signed by a Responsible Person of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in clauses (i) and (ii) of Section 4.01(d) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (ii) and (i), respectively, of Section 5.01(a), and (B) no Event of Default or Material Adverse Effect exists or would be caused by such increase. The Borrowers shall prepay any Advances outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 8.04(b)) to the extent necessary to keep the outstanding Advances ratable with any revised Ratable Portions arising from any nonratable increase in the Commitments under this Section.

        (f) Update of Representations and Warranties. Upon and after any increase of aggregate Commitments pursuant to this Section 2.19:

        (i)  the representation and warranties contained in Sections 4.01(d)(i) and (ii) shall be deemed to refer to the financial statements furnished most recently prior to the Increase Effective Date, pursuant to Section 5.01(a)(ii) and (i), respectively; and

        (ii)  the representation and warranty contained in Section 4.01(d)(iii) shall be deemed to refer to the time period from December 31, 2004 through the Increase Effective Date, rather than the time period from December 31, 2004 through the date of this Agreement.

        (g) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 8.01 to the contrary.

        SECTION 2.20. Relationship Between Borrowers. EII and EOIC shall have joint and several liability for the Obligations of EOIC hereunder. EII shall have several liability for the Obligations of EII hereunder. EOIC hereby irrevocably appoints EII as its agent for giving and receiving notices in connection with this Agreement and each of the other Loan Documents. Any notice which might otherwise be valid or effective only if given by both Borrowers, or by any Borrower acting singly, shall be valid and effective if given only by EII, whether or not EOIC joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to EII in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

ARTICLE III

CONDITIONS

        SECTION 3.01. Initial Conditions Precedent. The obligation of the Issuing Bank to issue any Letter of Credit and the obligation of each Bank to make Advances pursuant to the terms and conditions of this Agreement are subject to the condition precedent that the Administrative Agent shall have received on or before the day of the initial Advance (or, if earlier, the day of issuance of the initial Letter of Credit) the following, each dated on or before such day, in form and substance satisfactory to the Administrative Agent:

        (a) (i) This Agreement executed by each Borrower, each Bank, the Issuing Bank, and the Administrative Agent, (ii) the Notes (if any) payable to the order of the Banks, respectively, executed by the respective Borrowers, and (iii) the Guaranty executed by EII.

        (b) An opinion of Robert O. Isaac, in-house counsel for the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent.

        (c) An opinion of Gardere Wynne Sewell LLP, counsel for the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent.

        (d) An opinion of Maples and Calder, Cayman Islands counsel for EOIC and Global, in form and substance reasonably satisfactory to the Administrative Agent.

        (e) Certified copies of all governmental approvals, if any, necessary for each Borrower to enter into the Loan Documents to which it is party and perform its obligations thereunder.

        (f) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (i) the resolutions of the Board of Directors of such Borrower approving this Agreement, the other Loan Documents, and the transactions contemplated hereby, in each case evidencing any necessary company action, (ii) the name and true signature of an agent or agents of each Borrower authorized to sign each Loan Document to which such Borrower is a party and the other documents to be delivered hereunder, and (iii) attached true and correct copies of the Bylaws and Articles of Incorporation (or corresponding organizational documents) of such Borrower.

        (g) A certificate of the chief executive officer or the chief financial officer of EII certifying that (i) insurance complying with Section 5.01(d) is in full force and effect, (ii) no Material Adverse Change has occurred since December 31, 2004, (iii) no Default or Event of Default exists, (iv) all representations and warranties made by the Borrowers in Section 4.01 are correct in all material respects on and as of the date of the initial Advances (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall be correct in all material respects as of such earlier date), and (v) the attached annual audited financials for the fiscal year ended December 31, 2004 and the attached quarterly unaudited financials for the fiscal quarter ended March 31, 2005 are true and correct copies of such financials, fairly present the financial condition of EII as of such dates, and were, to the best of such officer's knowledge, prepared in conformity with GAAP.

        (h) Certificates of existence, good standing and qualification from appropriate state officials with respect to EII, and such corresponding certificates or other documents from Cayman Islands officials or agencies as the Administrative Agent reasonably requests with respect to EOIC.

        (i) Evidence of payment by the Borrowers of all fees and disbursements required to be paid by the Borrowers on the date hereof, including the fees and expenses of counsel to the Administrative Agent, the Syndication Agent, and the Joint Lead Arrangers.

        SECTION 3.02. Additional Conditions Precedent to Each Advance. The obligation of each Bank to make any Advance shall be subject to the additional conditions precedent that on the date of such Advance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the applicable Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Parent and EII, and, to the extent any such representation or warranty relates to EOIC, Global or any of their Subsidiaries, EOIC or Global, as appropriate, that on the date of such Advance such statements are true):

        (a) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Advance (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date), before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date;

        (b) No event has occurred and is continuing, or would result from such Advance or the Borrowing of which such Advance is a part or from the application of the proceeds therefrom, which constitutes a Default, an Event of Default or both; and

        (c) There shall exist no request, directive, injunction, stay, order, litigation, or proceeding purporting to affect or call into question the legality, validity, or enforceability of this Agreement or the Notes or the consummation of the transactions contemplated thereby.

        SECTION 3.03. Conditions Precedent to Each Letter of Credit. The obligation of the Issuing Bank to (i) issue each Letter of Credit, (ii) extend the expiry date thereof, or (iii) increase the amount thereof, shall be subject to the additional conditions precedent that on the date of issuance of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Letter of Credit and the acceptance by the applicable Borrower of the issuance of such Letter of Credit shall constitute a representation and warranty by the Parent and EII, and, to the extent any such representation or warranty relates to EOIC, Global or any of their Subsidiaries, EOIC or Global, as appropriate, that on the date of issuance of such Letter of Credit such statements are true):

        (a)  The representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of issuance of such Letter of Credit (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), before and after giving effect to such issuance, as though made on and as of such date;

        (b)  No event has occurred and is continuing, or would result from such Letter of Credit, which constitutes a Default, an Event of Default or both; and

        (c)  There shall exist no request, directive, injunction, stay, order, litigation, or proceeding purporting to affect or call into question the legality, validity, or enforceability of this Agreement or the Notes or the consummation of the transactions contemplated thereby.

        SECTION 3.04. Determinations Under Sections 3.01, 3.02 and 3.03. For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03 with respect to any Advance or Letter of Credit, each Bank shall be deemed to have consented to, approved and accepted and to be satisfied with each document or other matter required under Section 3.01, 3.02 or 3.03 to be consented to or approved by or acceptable or satisfactory to the Banks or the Administrative Agent, unless both (i) an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement (and, in the case of a Letter of Credit, an officer of the Issuing Bank issuing such Letter of Credit responsible for the transactions contemplated by this Agreement) shall have received written notice from such Bank prior to such Advance or issuance of such Letter of Credit specifying its objection thereto and (ii) in the case of an Advance, such Bank shall not have made available to the Administrative Agent any portion of such Advance.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        SECTION 4.01. Representations and Warranties of the Borrowers. Each of the Parent and EII makes each of the following representations and warranties, and, to the extent any such representation or warranty relates to EOIC, Global or any of their Subsidiaries, EOIC or Global, as appropriate, also makes such representation or warranty:

        (a) Parent is a public limited company validly formed and validly existing under the laws of England and Wales. Global is an exempted company validly incorporated and validly existing under the laws of the Cayman Islands. EII is a corporation validly incorporated and validly existing under the laws of the State of Delaware. EOIC is an exempted company validly formed and validly existing under the laws of the Cayman Islands. Each Material Subsidiary is duly organized or validly formed, validly existing and (if applicable) in good standing in each case under the laws of its jurisdiction of incorporation or formation. Each Borrower and each Material Subsidiary of a Borrower has all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted. Each of Parent and each Material Subsidiary (other than those referred to in the immediately preceding sentence) has all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted, except to the extent the failure to have such governmental licenses, authorizations, consents and approvals, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

        (b) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or will be a party are within such Loan Party's powers, have been duly authorized by all necessary action of such Loan Party, require, in respect of such Loan Party, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, (i) any provision of law or regulation (including Regulation X issued by the Federal Reserve Board) applicable to such Loan Party, (ii) Regulation U issued by the Federal Reserve Board, (iii) its Bylaws, Memorandum and Articles of Association, Articles of Incorporation, or other organizational or governing documents, or (iv) any judgment, injunction, order, decree or agreement binding upon such Loan Party, or result in the creation or imposition of any Lien (other than a Lien created in connection with this Agreement) on any asset of such Loan Party or any of its Restricted Subsidiaries.

        (c) This Agreement and each Note are, and each other Loan Document to which a Loan Party is or will be a party, when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

        (d)  In each case, subject to Section 2.19(f):

        (i)  The balance sheet of EII as of December 31, 2004, duly certified by the chief executive officer or the chief financial officer of EII, copies of which have been furnished to each Bank, fairly presents in all material respects the financial condition of EII as of such date and such balance sheet was prepared in accordance with GAAP, except as specifically noted therein.

        (ii)  The unaudited balance sheet of EII as of March 31, 2005 and the related unaudited statements of income, cash flows and changes in stockholders' equity accounts for the period from the creation of EII through March 31, 2005, certified by a financial or accounting officer of EII, copies of which have been delivered to each Bank, fairly present in all material respects, in conformity with GAAP except as otherwise expressly noted therein, the financial position of EII as of such date and its results of operations and changes in financial position for such period, subject to changes resulting from audit and normal year-end adjustments.

        (iii)  Since December 31, 2004 through the date of this Agreement, there has been no Material Adverse Change.

        (e) There is no action, suit, proceeding, or investigation pending against any Loan Party or any Subsidiary of a Loan Party, or to the knowledge of any Loan Party threatened against such Loan Party or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.

        (f) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency exists that could reasonably be expected to cause a Material Adverse Effect. Neither any Loan Party nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, for which a Withdrawal Liability exists that could reasonably be expected to cause a Material Adverse Effect.

        (g) The Loan Parties and their Material Subsidiaries have filed all Federal, state and other material tax returns (or their equivalent), which to the knowledge of such Loan Party, are required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all taxes due pursuant to such returns (or their equivalent) or pursuant to any assessment received by any Loan Party or any Material Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Loan Parties and their Material Subsidiaries in respect of taxes are, in the opinion of the Parent and EII, adequate to the extent required by GAAP.

        (h) Neither the Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (i) Neither the Parent nor any of its Subsidiaries is subject to regulation as a "holding company" or a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        (j) Following application of the proceeds of each Advance, no more than 25% of the value of the Reg U Limited Assets of either Borrower will consist of margin stock (as defined in Regulation U), and no more than 25% of the value of the Reg U Limited Assets of the Parent and its Subsidiaries on a consolidated basis will consist of margin stock (as defined in Regulation U).

        (k) Neither the Parent nor any of its Subsidiaries is in default under or with respect to, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice or both, would constitute a default by the Parent or any of its Subsidiaries under or with respect to, any contract, agreement, lease or other instrument to which the Parent or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Effect, and no Default or Event of Default exists.

        (l) The Parent and each of the Material Subsidiaries have been and are in compliance in all respects with all applicable Environmental Laws, except to the extent that failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect. There is (1) no outstanding allegation by government officials or other third parties that the Parent or any of its Subsidiaries or any of their respective Properties is now, or at any time prior to the date hereof was, in violation of any applicable Environmental Law, (2) no administrative or judicial proceeding pending against the Parent or any of its Subsidiaries or against any of their respective Properties pursuant to any Environmental Law, (3) no claim outstanding against the Parent or any of its Subsidiaries or against any of their respective Properties, businesses or operations which was asserted pursuant to any Environmental Law, that, in the case of all matters described in clauses (1), (2), or (3) above in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no facts or conditions or circumstances known to the Parent that the Parent reasonably believes could form the basis for any action, lawsuit, claim or proceeding involving the Parent or any of its Subsidiaries or their respective past or present Properties, businesses or operations relating to the Environment or Environmental matters, including any action, lawsuit, claim or proceeding arising from past or present practices or operations asserted under any Environmental Law, that in the aggregate could reasonably be expected to have a Material Adverse Effect.

        (m) The Parent and its Material Subsidiaries (i) have good, valid and indefeasible title to their respective property and to all property reflected by the balance sheet referred to in Section 4.01(d)(i) as being owned by the Parent, in each case free and clear of all Liens except Permitted Liens and (ii) maintain insurance in compliance with Section 5.01(d).

        (n) Neither the Parent nor any of its Subsidiaries is a party to any agreement or instrument or subject to any restriction or any court order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (o) No statement, information, exhibit, representation, warranty or report contained in any Loan Document or furnished to any of the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank in connection with or pursuant to any Loan Document or the preparation or negotiation of any Loan Document contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading when taken as a whole in light of the time and the circumstances under which such statements were made.

        (p) None of the Loan Parties nor any Material Subsidiary (i) is in violation of any Governmental Requirement or (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its respective properties or the conduct of its respective businesses, except such violations and failures which could not reasonably be expected to have in the aggregate (in the event that such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

        (q) The Loan Parties and each of the Material Subsidiaries are qualified to own and operate the Rigs under the laws of the United States, the Bahamas, Liberia, and Panama, as may be applicable or necessary.

        (r) Each Rig is classified in the highest class available for rigs or vessels of its age and type with the American Bureau of Shipping, Inc. or another internationally recognized classification society reasonably acceptable to the Administrative Agent, free of any material outstanding requirements or recommendations.

ARTICLE V

COVENANTS

        SECTION 5.01. Affirmative Covenants. Each of the Parent and EII covenants and agrees, and, to the extent applicable to, EOIC, Global or any of their Subsidiaries, EOIC or Global, as appropriate, also covenants and agrees, that so long as any Note shall remain unpaid, any Letter of Credit or Obligation shall remain outstanding or any Bank shall have any Commitment hereunder, such Loan Party will, unless the Majority Banks shall otherwise consent in writing:

        (a) Reporting Requirements. Furnish to each Bank:

        (i)  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, the Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter and the Consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by the chief financial officer or chief executive officer (or their equivalent) of the Parent as having been prepared in accordance with GAAP, subject, however, to year-end audit adjustments, together with a compliance certificate of such officer, in substantially the form of Exhibit E hereto, showing in detail the calculations of the financial covenants set forth in Sections 5.02(a) and 5.02(b) for the four-quarter period ending at the end of such quarter and as at the end of such quarter, respectively;

        (ii)  as soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent, copies of the audited Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and audited Consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for such fiscal year, all certified by independent certified public accountants of recognized national standing and by the chief financial officer or chief executive officer (or their equivalent) of the Parent, together with a compliance certificate of the chief financial officer or chief executive officer (or their equivalent) of the Parent, in substantially the form of Exhibit E hereto, showing in detail the calculations of the financial covenants set forth in Sections 5.02(a) and 5.02(b) for the four-quarter period ending at the end of such year and as at the end of such year, respectively;

        (iii)  promptly after the sending or filing thereof, copies of all reports which the Parent sends to its shareholders as such, and copies of all reports and registration statements which the Parent or any of its Restricted Subsidiaries files with the Securities and Exchange Commission, or any governmental authority succeeding to the functions of said Commission, or with any national securities exchange; provided, however, that if any such report or registration statement has been electronically filed and is readily available to the public on the Parent's or EII's website or on the website of the Securities and Exchange Commission, the Parent shall not be required to furnish a paper copy of such report or registration statement to each Bank so long as it gives each Bank notice of the availability and website location of such report or registration statement;

        (iv)  promptly upon the receipt thereof by the Parent or any Restricted Subsidiary of the Parent, a copy of any written form of notice, complaint, request for information under any Environmental Law, summons or citation received from the EPA, or any other domestic or foreign governmental agency or instrumentality, federal, state or local, in any way concerning any action or omission on the part of the Parent or any of its present or former Subsidiaries in connection with Hazardous Materials or the Environment if the amount involved could reasonably be expected to result in a liability of the Parent or any Restricted Subsidiary in excess of $30,000,000 in the aggregate, or concerning the filing of a Lien upon, against or in connection with the Parent, its present or former Subsidiaries, or any of their leased or owned Property, wherever located;

        (v)  Promptly after any officer of the Parent obtains knowledge thereof, notice of:

            (A)  any material violation of, noncompliance with, or remedial obligations under, any Environmental Law,

            (B)  any material release or threatened material release of Hazardous Materials affecting any property owned, leased or operated by the Parent or its Subsidiaries that the Parent or any of its Subsidiaries is compelled by the requirements of any Environmental Law to report to any governmental agency, department, board or other instrumentality,

            (C)  the institution of any litigation which could reasonably be expected to cause a Material Adverse Effect,

            (D)  any change in the Rating Category applicable from time to time, and

            (E)  any condition or event which, in the opinion of the Parent or EII, could reasonably be expected to have a Material Adverse Effect,

         which notice shall specify the nature and period of existence thereof and specify the notice given or action taken by such Person and the nature of any such claimed default, event or condition.

        (vi)  as soon as possible and in any event within five Business Days after an officer of the Parent having obtained knowledge thereof, notice of the occurrence of any Event of Default or any Default, in each case continuing on the date of such notice, and a statement of the chief executive officer, chief financial officer, or treasurer (or their equivalent) of the Parent setting forth details of such Event of Default or Default and the action which the Parent has taken and proposes to take with respect thereto;

        (vii)  as soon as possible and in any event (A) within 30 Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (A) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $15,000,000 exists, has occurred and (B) within 10 Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $15,000,000 exists, has occurred or is reasonably expected to occur, a statement of the chief executive officer, chief financial officer, chief accounting officer, or treasurer of the Parent describing such Termination Event and the action, if any, which the Parent or such ERISA Affiliate proposes to take with respect thereto;

        (viii)  promptly and in any event within five Business Days after receipt thereof by the Parent or any ERISA Affiliate, copies of each notice received by the Parent or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $15,000,000 exists or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $15,000,000 exists;

        (ix)  promptly and in any event within five Business Days after receipt thereof by the Parent or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Parent or any ERISA Affiliate indicating liability in excess of $15,000,000 incurred or expected to be incurred by the Parent or any ERISA Affiliate in connection with (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, or (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA;

        (x)  promptly after the occurrence of any event which would cause an ERISA Affiliate to create or suffer any ERISA Liabilities which could reasonably be expected to have a Material Adverse Effect, notice thereof; and

        (xi)  such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

        (b) Compliance with Laws, Payment of Taxes, Etc. Comply and cause all Restricted Subsidiaries to comply with all applicable laws, rules, regulations and orders to the extent noncompliance therewith would have a Material Adverse Effect, such compliance to include the paying before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith or to the extent adequate reserves are maintained by the Parent or its Restricted Subsidiaries in respect thereof in accordance with GAAP.

        (c) Use of Proceeds. Use the proceeds of the Advances only for purposes not in violation of Section 5.02(k).

        (d) Maintenance of Insurance. Maintain and cause the Restricted Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties as the Parent or such Restricted Subsidiary, provided that self-insurance by the Parent or any Restricted Subsidiary shall not be deemed a violation of this Section 5.01(d) so long as such self-insurance is reasonable and prudent considering the Parent's and its Subsidiaries' business, properties, and loss history. The Parent may maintain its Restricted Subsidiaries' insurance on behalf of them.

        (e) Preservation of Corporate Existence, Etc. Except as permitted in Section 5.02(e), preserve and maintain its and cause the Restricted Subsidiaries to preserve and maintain their legal existence, rights (charter, if applicable, and statutory) and franchises and qualify and remain qualified as a foreign corporation or other entity in each jurisdiction in which qualification is legally required; provided that this Section 5.01(e) shall not require (i) the Parent or any Restricted Subsidiary to preserve any right or franchise if the Parent or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Restricted Subsidiary, and that the loss thereof is not disadvantageous in any material respect to the Banks, or (ii) any Restricted Subsidiary that is not a Loan Party, and whose total assets do not exceed $50,000, to preserve its legal existence.

        (f) Visitation Rights. At any reasonable time and from time to time, after 5 Business Days' notice or, in the case of a visit to a Rig, 10 Business Days' notice, permit the Administrative Agent or any of the Banks or any agents or representatives thereof, (i) to examine the records and books of account of the Parent and any of the Restricted Subsidiaries, at the principal office of the Parent or EII during normal business hours, (ii) to visit and inspect the properties of the Parent and any of the Restricted Subsidiaries, (iii) to make copies of such records and books, and (iv) to discuss the affairs, finances, and accounts of the Parent and any of the Restricted Subsidiaries with, and be advised as to the same by, any of their respective accountants, advisers, officers or directors; provided that (A) any such visit to a Rig shall be subject to the prior approval of any customer of the Parent or such Restricted Subsidiary that has contractual rights to such Rig, but Parent and its Restricted Subsidiaries will use best efforts to obtain such approval, and (B) any party visiting a Rig shall execute a Mutual Hold Harmless Agreement in a form acceptable to the Parent, the Administrative Agent, and, if applicable, any such customer prior to such visit. Such examinations, visits, inspections, copies, and discussions shall be made or held at the expense of (A) the Banks if no Default or Event of Default has occurred and is continuing and (B) the Borrowers if a Default or Event of Default has occurred and is continuing.

        (g) Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, but subject to reasonable wear and tear in the ordinary course of business, all properties necessary to the business of the Parent, EII and the Material Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals, and replacements thereof to the extent and in the manner useful and customary for companies in similar businesses, in each case except to the extent that failure to do so would not materially impair the operation of the Parent's, EII's and their Material Subsidiaries' business.

        (h) Operation of Business. Operate, and cause each Material Subsidiary to operate, its business and properties prudently in all material respects, and (without limiting the generality of the foregoing) maintain at all times cash reserves that are prudent in light of the business and financial position of the Parent, EII and the Material Subsidiaries.

        (i) Books and Records. Maintain, and cause each of the Material Subsidiaries to maintain, adequate books and records in accordance with sound business practices and GAAP.

        SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid, any Letter of Credit or Obligation shall remain outstanding or any Bank shall have any Commitment hereunder, no Loan Party shall, at any time, without the written consent of the Majority Banks:

        (a) Consolidated EBITDA to Consolidated Interest Expense. Permit for any period of four consecutive quarters, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to be less than 3.00 to 1.00.

        (b) Consolidated Debt Ratio. Permit at any time the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt plus Consolidated Shareholders' Equity, to be greater than 50%.

        (c) Liens. Create, assume, incur or suffer to exist, or allow any Restricted Subsidiary to create, assume, incur or suffer to exist, any Lien on or in respect of any Property of the Parent or any Restricted Subsidiary, or assign or otherwise convey, or allow any Restricted Subsidiary to assign or otherwise convey, any right to receive income, other than (i) Permitted Liens and (ii) assignments or conveyances of a right to receive income between the Parent and any of its Restricted Subsidiaries or between Restricted Subsidiaries.

        (d) Debt. Permit any Restricted Subsidiary to create, incur, assume, guarantee, otherwise become liable for or suffer to exist, any Debt other than Permitted Debt.

        (e) Mergers, Sales of Assets, Etc.

            (i)  Merge or consolidate with or into any Person, or permit any Restricted Subsidiary to merge or consolidate with or into any Person, unless (A) in the case of the Parent, the Parent is the surviving entity in such merger or consolidation, (B) in the case of Global, either Global or the Parent is the surviving entity in such merger or consolidation, (C) in the case of EII, EII is the surviving entity in such merger or consolidation, (D) in the case of EOIC, either EOIC, EII or the Parent is the surviving entity in such merger or consolidation, and (E) in the case of a Restricted Subsidiary other than a Loan Party, either the Parent or another Restricted Subsidiary is the surviving entity in such merger or consolidation; or

            (ii)  convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any Restricted Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets other than conveyances, transfers, leases, or other dispositions between the Parent and any Restricted Subsidiary or between Restricted Subsidiaries;

provided that the merger or consolidation of any of ENSCO Marine Company, ENSCO Platform Company, ENSCO Drilling (Caribbean), Inc., ENSCO Drilling Venezuela, Inc., and ENSCO de Venezuela, C.A. (collectively, the "Excepted Entities") into an entity which is not the Parent or a Restricted Subsidiary, or the sale by the Parent or any Restricted Subsidiary of any of the Excepted Entities, shall be permitted hereunder, so long as no Rigs which are owned by the Parent or any of its Subsidiaries on the date of this Agreement are owned directly or indirectly by such Excepted Entity at the time of such merger, consolidation, or sale, and so long as no Debt incurred in connection with the acquisition, construction, renovation, or upgrade of any Rig that is owned by such Excepted Entity on the date of such merger, consolidation, or sale is recourse to or guaranteed by the Parent or any of its Subsidiaries.

        (f) Multiemployer Plans or Multiple Employer Plans. Except as already existing as of the date of this Agreement, create or otherwise cause or permit to exist or become effective, or permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective, any Multiemployer Plan or Multiple Employer Plan to which the Parent or any Restricted Subsidiary makes or accrues an obligation to make any contribution.

        (g) Compliance with ERISA. (i) Terminate any Plan, or permit any Restricted Subsidiary to terminate any Plan, so as to result in any liability of the Parent and the Restricted Subsidiaries to the PBGC in excess of $15,000,000, or (ii) permit to exist any occurrence of a Termination Event with respect to any Plan of the Parent or any Restricted Subsidiary for which there is an Insufficiency in excess of $15,000,000.

        (h) ERISA Liabilities. Create or suffer to exist, or permit any Restricted Subsidiary to create or suffer to exist, any ERISA Liabilities if immediately after giving effect to such ERISA Liabilities, the aggregate amount of ERISA Liabilities of the Parent and its Restricted Subsidiaries would exceed $15,000,000.

        (i) Affiliate Transactions. Make or permit any Restricted Subsidiary to make, directly or indirectly, any Investment in any Affiliate, any transfer, sale, lease or other disposition of any Property to any Affiliate, any purchase or acquisition of any Property from an Affiliate or any other arrangement or transaction directly or indirectly with or for the benefit of an Affiliate (including guaranties and assumptions of obligations of an Affiliate); provided that the Parent and any Restricted Subsidiary may enter into (i) any arrangement or other transaction with an Affiliate which are on terms and conditions as favorable to the Parent or such Restricted Subsidiary as those which would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (ii) arrangements entered in the ordinary course of business with officers of the Parent, (iii) customary fees paid to members of the Board of Directors of Parent, and (iv) any and all transactions to be undertaken between the Parent and any of its Restricted Subsidiaries or between Restricted Subsidiaries.

        (j) Business. Engage, or permit any of its Restricted Subsidiaries to engage, in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent and its Subsidiaries would be substantially changed from the general nature of the business engaged in by EII and its Subsidiaries on the date of this Agreement.

        (k) Use of Proceeds. Use the proceeds of any Advance for any purpose other than for general corporate purposes of the Loan Parties; or use any such proceeds (i) in a manner which violates or results in a violation of any law or regulation or this Agreement, (ii) to purchase or carry any margin stock (as defined in Regulation U) or to extend credit to others for that purpose or (iii) to make any Investment in any Person if such Investment is opposed by the board of directors, general partner or other governing body of such Person.

        (l) Payment of Dividends, Etc. Permit any of its Restricted Subsidiaries to enter into any agreement limiting the ability of any Restricted Subsidiary to pay dividends or make loans and advances to any other Restricted Subsidiary or to the Parent; provided, however, notwithstanding the foregoing prohibition contained in this clause (l), a Restricted Subsidiary shall not be prohibited from entering into an agreement which restricts or limits the ability of such Restricted Subsidiary to pay dividends or distribute or otherwise assign revenues to any Person, for purposes of securing Debt incurred by the Parent or such Restricted Subsidiary to acquire, construct, renovate, or upgrade any drilling rig or marine transportation vessel (including without limitation the Rigs) which is not owned by the Parent or any of its Subsidiaries on the date of this Agreement, so long as any such restriction or limitation applies only to the earnings, revenues, or cash flow of such drilling rig or marine transportation vessel (including without limitation the Rigs) acquired, constructed, renovated, or upgraded.

ARTICLE VI

EVENTS OF DEFAULT

        SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

        (a) Any Borrower shall fail to pay (i) any principal hereunder or on any Note when due, (ii) any amount payable pursuant to Section 2.18(c) when due or (iii) any interest, fee or other amount due hereunder or under any other Loan Document to which it is a party for more than three days after such interest, fee or other amount becomes due and payable; or

        (b) Any Loan Party (other than a Borrower) shall fail to pay any amount payable by it under any Loan Document to which it is a party for more than three days after such amount becomes due and payable; or

        (c) Any representation or warranty made by any Loan Party (or any of its respective officers, agents or representatives) (including representations and warranties deemed made pursuant to Section 3.02 or Section 3.03) under or in connection with any Loan Document to which it is a party shall prove to have been incorrect in any material respect when made or deemed made; or

        (d) Any Loan Party (i) shall fail to perform or observe any term, covenant or agreement applicable to such Person contained in Section 5.01(a), (b), (c), (e), (f), (g), or (i) or in any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (x) the date an officer of any Loan Party has actual knowledge of such failure and (y) the date written notice thereof shall have been given to any Loan Party by the Administrative Agent at the request of any Bank; or (ii) shall fail to perform or observe any term, covenant or agreement applicable to such Person contained herein or in any other Loan Document that is not covered by Section 6.01(a) or clause (i) of this Section 6.01(d); or

        (e) The Parent or any of its Subsidiaries shall (i) fail to pay any principal of or premium or interest on any Debt which is outstanding in the principal amount of at least $15,000,000 in the aggregate, of the Parent or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) default in the observance or performance of any covenant or obligation contained in any agreement or instrument relating to any Debt which is outstanding in the principal amount of at least $15,000,000 or permit or suffer any other event to occur or condition to exist under any agreement or instrument relating to any such Debt, and such default or other event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect thereof is to accelerate, or to permit the acceleration of, the maturity of such Debt or require such Debt to be prepaid prior to the stated maturity thereof; or

        (f) Any Loan Party or any of the Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of the Material Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or any Loan Party or any of the Material Subsidiaries shall take any action to authorize any of the actions set forth above in this subsection (e); or

        (g) Any judgment, decree or order for the payment of money in excess of $15,000,000 shall be rendered against any Loan Party or any of the Material Subsidiaries and remains unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (h) Any Termination Event as defined in clause (b), (d) or (e) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Parent by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $15,000,000; or

        (i) Any Loan Party shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $15,000,000 or requires payments exceeding $5,000,000 in any year; or

        (j) Any Loan Party shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $15,000,000 in the aggregate; or

        (k) A Change of Control occurs; or

        (l) Any event occurs creating any ERISA Liabilities which could reasonably be expected to have a Material Adverse Effect and such event is not cured within 30 days from the occurrence of such event;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the obligation of the Issuing Bank to issue Letters of Credit to be terminated and the obligation of each Bank to make Advances to be terminated, whereupon each such obligation and all of the Commitments shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by each Borrower, and (iii) by notice to the Borrowers, and in addition to the Issuing Bank's continuing right to demand payment of all Demand Loans, demand payment of the maximum amount remaining available to be drawn under then outstanding Letters of Credit (assuming compliance with all conditions for drawing thereunder), and immediately upon the making of such demand by the Administrative Agent, the Borrowers shall pay to the Administrative Agent such amount so demanded; provided that in the event of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code, (a) the obligation of the Issuing Bank to issue Letters of Credit, the obligation of each Bank to make its Advances and all of the Commitments shall automatically be terminated and (b) the Obligations and the maximum amount remaining available to be drawn under then outstanding Letters of Credit (assuming compliance with all conditions for drawing thereunder) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

ARTICLE VII

THE ADMINISTRATIVE AGENT AND THE ISSUING BANK

        SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law and shall not be required to initiate or conduct any litigation or other proceedings. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Loan Parties pursuant to the terms of this Agreement.

        SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have, by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.06; (ii) may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties or any other Person; (v) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; and (vi) shall incur no liability under or in respect of any Loan Document, except for its own gross negligence or willful misconduct, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, cable or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

        SECTION 7.03. Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Bank which is also the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include any Bank serving as the Administrative Agent in its individual capacity. Any Bank serving as the Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of its Subsidiaries and any Person who may do business with or own securities of the Parent or any of its Subsidiaries, all as if such Bank were not the Administrative Agent and without any duty to account therefor to the Banks.

        SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter.

        SECTION 7.05. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Majority Banks or all of the Banks, as the case may be. Furthermore, except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        SECTION 7.06. Holders. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        SECTION 7.07. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no principal of the Notes is at the time outstanding or if any principal of the Notes is held by any Person which is not a Bank, ratably according to the respective amounts of their Commitments then existing, or, if no such principal amounts are then outstanding (or if any principal of the Notes is held by any Person which is not a Bank) and no Commitments are then existing, ratably according to the respective amounts of the Commitments existing immediately prior to the termination thereof), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (expressly including any such claim, damage, loss, liability or expense attributable to the ordinary, sole or contributory negligence of such indemnified party, but excluding any such claim, damage, loss, liability or expense attributable to the gross negligence or willful misconduct of the Administrative Agent). it is the intent of the parties hereto that the Administrative Agent shall, to the extent provided in this Section 7.07, be indemnified for its own ordinary, sole or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for such Bank's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, or any of them, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

        SECTION 7.08. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Parent, EII, and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

        (b) Upon any such notice of resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent which shall be a commercial bank or trust company reasonably acceptable to the Parent.

        (c) If a successor to a resigning Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent, with the consent of the Parent (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above.

        (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the resigning Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the resigning Administrative Agent hereunder and under any other Loan Document until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above.

        (e) After any Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

        SECTION 7.09. Issuing Bank's Reliance, Etc. Neither the Issuing Bank nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. The Issuing Bank shall not have, by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended or shall be so construed as to impose upon the Issuing Bank any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein. Without limitation of the generality of the foregoing, the Issuing Bank: (i) may treat the payee of any Note as the holder thereof until the Issuing Bank receives and executes an Assignment and Acceptance entered into by the Bank that is payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.06, (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers or any other Person; (v) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; and (vi) shall incur no liability under or in respect of any Loan Document, except for its own gross negligence or willful misconduct, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, cable or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

        SECTION 7.10. Issuing Bank and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Bank which is also the Issuing Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Issuing Bank; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include any Bank serving as the Issuing Bank in its individual capacity. Any Bank serving as the Issuing Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of its Subsidiaries and any Person who may do business with or own securities of the Parent or any of its Subsidiaries, all as if such Bank were not the Issuing Bank and without any duty to account therefor to the Banks.

        SECTION 7.11. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Issuing Bank or any other Bank and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Issuing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. The Issuing Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter.

        SECTION 7.12. Resignation by the Issuing Bank. (a) The Issuing Bank may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Administrative Agent, the Parent, EII, and the Banks. Such resignation shall take effect upon the appointment of a successor Issuing Bank pursuant to clauses (b) and (c) below or as otherwise provided below.

        b) Upon any such notice of resignation, the Majority Banks shall have the right to appoint a successor Issuing Bank which shall be a commercial bank or trust company reasonably acceptable to the Parent.

        (c) If a successor to a resigning Issuing Bank shall not have been so appointed within such 15 Business Day period, the resigning Issuing Bank, with the consent of the Parent (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Issuing Bank who shall serve as Issuing Bank until such time, if any, as the Majority Banks appoint a successor Issuing Bank as provided above.

        (d) If no successor Issuing Bank has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Issuing Bank, the resigning Issuing Bank's resignation shall become effective and no further Letters of Credit shall be issued hereunder until such time, if any, as the Majority Banks appoint a successor Issuing Bank as provided above.

        (e) After any Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Agreement.

        SECTION 7.13. Syndication Agent, Joint Lead Arrangers, Joint Book Managers, Etc. The Syndication Agent, Joint Lead Arrangers, Joint Book Managers, and Co-Documentation Agents have no duties or obligations under this Agreement. None of the Syndication Agent, Joint Lead Arrangers, Joint Book Managers, or Co-Documentation Agents shall have, by reason of this Agreement or the Notes, a fiduciary relationship in respect of any Bank or the holder of any Note, and nothing in this Agreement or the Notes, express or implied, is intended or shall be construed to impose on any such agent or arranger any obligation in respect of this Agreement or the Notes.

ARTICLE VIII

MISCELLANEOUS

        SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Banks affected thereby, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase or extend any Commitment of any Bank or subject any Bank to any additional obligation, (c) forgive or reduce the pricing of, principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under any Loan Document, (g) amend this Section 8.01, and (h) release the Guaranties; and provided further that (w) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Issuing Bank under any Loan Document, and (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document.

        SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to EII, at the address or telecopier number set forth below:

ENSCO International Incorporated
500 N. Akard, Suite 4300
Dallas, TX 75201-3331
Attn: Treasurer
Phone: (214) 397-3132
Fax: (214) 397-3670
Email: treasury@enscointernational.com

with a copy to:

Email: mhowe@enscointernational.com

without limiting the provisions of Section 2.20, if to EOIC, at the address or telecopier number set forth below:

ENSCO Offshore International Company
c/o its Registered Office
Trident Trust Company (Cayman) Limited
P. O. Box 847
One Capital Place
Grand Cayman
Cayman Islands, BWI
Phone: 345-949-0880
Fax: 345-949-0881

with a copy to:

Ensco Treasury Department
Attn: Treasurer
500 N. Akard, Suite 4300
Dallas, TX 75201-3331
Phone: 214-397-3132
Fax: 214-397-3670
Email: treasury@enscointernational.com

if to the Parent, at the address or telecopier number set forth below:

Ensco International plc
c/o its Registered Agent - Abogado Nominees Limited
100 New Bridge Street
London EC4V 6JA
Phone: 44 20 7919 1000
Fax: 44 20 7919 1999

with a copy to:

Ensco Treasury Department
Attn: Treasurer
500 N. Akard, Suite 4300
Dallas, TX 75201-3331
Phone: 214-397-3132
Fax: 214-397-3670
Email: treasury@enscointernational.com

if to Global, at the address or telecopier number set forth below:

ENSCO Global Limited
c/o its Registered Office - Maples Corporate Services Limited
P.O. Box 309
Ugland House
Grand Cayman
KY1-1104, Cayman Islands
Fax: 345-949-8080

with a copy to:

Ensco Treasury Department
Attn: Treasurer
500 N. Akard, Suite 4300
Dallas, TX 75201-3331
Phone: 214-397-3132
Fax: 214-397-3670
Email: treasury@enscointernational.com

if to any Bank, at its address for notices indicated on Schedule I; if to the Administrative Agent, at its address or telecopier number set forth below:

Citibank, N.A.
1615 Brett Road
OPS III
New Castle, DE 19720
Attention: Charles Huester
Telephone: 302-323-3188
Facsimile: 212-994-0961
Email: charles.huester@citi.com

With a copy to:

Citibank, N.A.
388 Greenwich Street, 34th Floor
New York, NY 10013
Attention: Robert Malleck
Telephone: (212) 816-5435
Facsimile: (212) 816-5429
Email: robert.malleck@citi.com

And, for Notices of Letter of Credit, with an email copy to:

Citibank, N.A.
Attention: Elizabeth O'Hagan
Email: elizabeth.ohagan@citigroup.com

if to the Issuing Bank, at its address or telecopier number set forth below:

DnB NOR Bank ASA, New York Branch
200 Park Avenue
New York, New York 10166
Attention: Marybelle Ortiz,
with a copy to Viggo Pedersen
Telephone: (212) 681-3848 (Ortiz)
Email: marybelle.ortiz@dnbnor.no
viggo.pedersen@dnbnor.no

or, as to the Loan Parties, the Administrative Agent, or the Issuing Bank, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Parent, EII, the Administrative Agent, and the Issuing Bank. All such notices and communications shall be effective, if mailed, three Business Days after deposit in the mails; if sent by overnight courier, one Business Day after delivery to the courier company; and if sent by telecopier, when received by the receiving telecopier equipment, respectively; provided that (i) notices and communications to the Administrative Agent or the Issuing Bank shall not be effective until received by the Administrative Agent or the Issuing Bank, as the case may be, and (ii) telexed or telecopied notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day. The notices contemplated by the definitions herein of "Borrowing" and "Interest Period" and by Section 2.08 may be combined in one notice, if all required information is provided in the combined notice and the combined notice meets the requirements as to timeliness set forth in each definition and Section to which the combined notice pertains.

        SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank, the Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

        SECTION 8.04. Costs, Expenses and Indemnity. (a) The Borrowers agree to pay on demand, (i) all reasonable costs and expenses of the Administrative Agent, the Syndication Agent, and the Joint Lead Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to preparation, execution and delivery of the Loan Documents and the satisfaction of the matters referred to in Section 3.01, and the reasonable costs and expenses of the Issuing Bank in connection with any Letter of Credit, and (ii) all reasonable legal and other costs and expenses, if any, of the Administrative Agent, the Issuing Bank and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents or incurred in connection with any workout, restructuring or bankruptcy.

        (b) If any payment or purchase of principal of, or Conversion of, any LIBOR Advance or LIBOR Borrowing is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment, purchase or Conversion pursuant to Section 2.07(f), 2.08, 2.09, 2.10, 2.11, 2.13, 2.16, or 2.19 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrowers shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses (other than taxes, which are dealt with in Section 2.13) which it may reasonably incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

        (c) The Borrowers agree, to the fullest extent permitted by law, to indemnify and hold harmless the Administrative Agent, the Issuing Bank, the Joint Lead Arrangers, the Joint Book Managers, the Syndication Agent, the Co-Documentation Agents, each Bank and each other agent, arranger and manager and each of their respective Affiliates, directors, officers, employees and agents (collectively, "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel and claims, damages, losses, liabilities and expenses relating to environmental matters, but excluding taxes, which are dealt with in Section 2.13) (collectively, "Losses") for which any of them may become liable or which may be incurred by or asserted against an Indemnified Party, in each case arising out of, related to or in connection with (i) any transaction in which any proceeds of all or any part of the Advances are applied, (ii) breach by a Loan Party of any Loan Document, (iii) violation by the Parent or any of its Subsidiaries of any Environmental Law or any other law, rule, regulation or order, (iv) any Lien granted pursuant to any Loan Document, (v) ownership by any Indemnified Party of any property following foreclosure (or similar action) under any of the Loan Documents, to the extent such Losses arise out of or result from (x) any Hazardous Materials located in, on or under the property of the Parent or any Subsidiary on the date of such foreclosure (or similar action) or (y) operation of any such property on or before the date of such foreclosure (or similar action), including Losses which are imposed upon Persons under any Environmental Law solely by virtue of ownership, (vi) any Indemnified Party's being deemed an operator of any property of the Parent or any of its Subsidiaries by a court or other Person, to the extent such Losses arise out of or result from any Hazardous Materials located in, on or under any such property, or (vii) any investigation, litigation, or proceeding, whether or not any Indemnified Party is a party thereto, related to or in connection with any of the foregoing or any Loan Document (expressly including any such losses attributable to the ordinary, sole or contributory negligence or strict liability of such indemnified party, but excluding any such losses attributable to the gross negligence or willful misconduct of such indemnified party). It is the intent of the parties hereto that each indemnified party shall, to the extent provided in this Section 8.04(c), be indemnified for their own ordinary, sole or contributory negligence and their own strict liabilities.

        (d) None of the Indemnified Parties shall be liable to any Borrower for amounts constituting punitive, treble or exemplary damages arising out of or in connection with any breach by any Indemnified Party of any of its obligations hereunder. No Borrower shall be liable to the Administrative Agent or the Banks for amounts constituting punitive, treble or exemplary damages arising out of or in connection with any breach by a Borrower of any of its obligations hereunder.

        SECTION 8.05. Right of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of a Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify such Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

        SECTION 8.06. Assignments and Participations. (a) Each Bank may, in accordance with applicable law, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (including the Letter of Credit Liabilities held by the assigning Bank pursuant to Section 2.18), (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the sum of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (and in increments of $1,000,000 in excess thereof), (iii) each such assignment shall be to an Eligible Assignee, (iv) the Administrative Agent and, if no Event of Default exists, the Parent consents to such assignment (which consent shall not be unreasonably withheld), and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for recording by the Administrative Agent in the Register, an Assignment and Acceptance, together with any Notes then held by such assigning Bank and any Notes then held by such assignee and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto except that the rights under Sections 2.06, 2.10, 2.13 and 8.04 of such Bank shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a party hereto), and (z) unless the Parent in its sole discretion otherwise consents, no such assignee shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than the assigning Bank would have been entitled to receive with respect to the rights assigned to such assignee, except as a result of circumstances arising after the date of such assignment.

        (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Issuing Bank, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (ix) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

        (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of and the principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Notes then held by such assigning Bank and any Notes then held by such assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, an authorized officer of each Borrower shall execute and deliver to the Administrative Agent (i) in exchange for any surrendered Notes a new Note payable to the order of such Eligible Assignee (if a new Note is requested by such Eligible Assignee) in an amount equal to its Commitment after giving effect to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note payable to the order of the assigning Bank (if an new Note is requested by the assigning Bank) in an amount equal to the Commitment retained by it hereunder (such new Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, if any, shall be dated the effective date of such Assignment and Acceptance, shall be properly completed and shall otherwise be in substantially the form of Exhibit A).

(e) Each Bank, in accordance with applicable law, may sell participations to one or more banks or other entities (other than the Parent or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of any of its Commitments, the Advances owing to it and the Note held by it); provided that (i) such Bank's obligations under this Agreement (including its Commitments to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the terms of any such participation shall not restrict such Bank's ability to make any amendment or waiver of this Agreement or any Note or such Bank's ability to consent to any departure by a Borrower therefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) unless the Parent in its sole discretion otherwise consents, no such participant shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than such Bank would have been entitled to receive with respect to the rights assigned to such participant by such Bank except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Banks and participants generally, and (vii) each participant that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall provide to the Administrative Agent and the Parent a U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, duly completed and certifying that such participant is fully exempt from United States withholding taxes with respect to all payments to be made to such participant under such participation agreement, or other documents satisfactory to the Parent and the Administrative Agent indicating that all payments to be made to such participant under such participation agreement are fully exempt from such withholding taxes, and neither the Borrowers nor the Administrative Agent shall have any obligation to pay to any participant any taxes, penalties, interest or other expenses, costs and losses incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of such participant to obtain such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such participant.

        (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers or any of their Affiliates furnished to such Bank by or on behalf of the Borrowers or any of their Affiliates; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to comply with Section 8.09.

(g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time (i) create a security interest in all or any portion of its rights under the Loan Documents (including the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board and (ii) upon notice to the Borrowers and the Administrative Agent, assign all or any portion of its rights and obligations under the Loan Documents to any of its Affiliates.

        SECTION 8.07. Governing Law; Entire Agreement. This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement, the Notes, the other Loan Documents and any fee letter pertaining hereto accepted by EII constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 8.08. Interest. It is the intention of the parties hereto that the Administrative Agent, the Issuing Bank and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Administrative Agent, the Issuing Bank or any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other agreement entered into in connection with this Agreement or the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Administrative Agent, the Issuing Bank or such Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall at the option of the Administrative Agent, the Issuing Bank or such Bank, as the case may be, be applied on the principal amount of the obligations owed to the Administrative Agent, the Issuing Bank or such Bank, as the case may be, by the Loan Parties or refunded by the Administrative Agent, the Issuing Bank or such Bank, as the case may be, to the applicable Loan Party, and (b) in the event that the maturity of any Note or other obligation payable to the Administrative Agent, the Issuing Bank or such Bank, as the case may be, is accelerated or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to the Administrative Agent, the Issuing Bank or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Administrative Agent, the Issuing Bank or such Bank, as the case may be, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Administrative Agent, the Issuing Bank or such Bank, as the case may be, be credited by the Administrative Agent, the Issuing Bank or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent, the Issuing Bank or such Bank, as the case may be, by the Loan Parties or refunded by the Administrative Agent, the Issuing Bank or such Bank, as the case may be, to the applicable Loan Party.

        SECTION 8.09. Confidentiality. Each Bank agrees that it will use reasonable efforts not to disclose without the prior consent of the Parent (other than to such Bank's Affiliates in the ordinary course of business in connection with any Loan Document, the administration thereof or any transaction contemplated hereby, employees, auditors or counsel or to another Bank if the disclosing Bank or the disclosing Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Parent or its Subsidiaries which is furnished pursuant to this Agreement or any other Loan Document and which is designated by a Loan Party to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided that such prospective transferee executes an agreement with the Parent or its designee containing provisions substantially identical to those contained in this Section, and (f) to any Bank, the Administrative Agent or the Issuing Bank.

        SECTION 8.10. USA Patriot Act Notice. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act.

        SECTION 8.11. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Banks hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

        SECTION 8.12. Consent to Jurisdiction. Each Loan Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York City in any action or proceeding arising out of or relating to any Loan Documents and such Loan Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum. Any judicial proceeding by a Loan Party against the Administrative Agent, the Issuing Bank or any Bank or any Affiliate of the Administrative Agent, the Issuing Bank or any Bank or by the Administrative Agent, the Issuing Bank or any Bank or any Affiliate of the Administrative Agent, the Issuing Bank or any Bank against a Loan Party involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document MAY be brought and maintained in a court in New York City, New York.

        SECTION 8.13. Appointment of Process Agent. Each of the Parent, Global, and EOIC hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its agent to receive on behalf of it and its properties service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing by certified mail a copy of such process to the Parent, Global, or EOIC, as applicable, in care of the Process Agent at the Process Agent's above address, with a copy to the Parent, Global, or EOIC, as applicable, at its address specified herein, and each of the Parent, Global, and EOIC hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Parent, Global, and EOIC also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address specified herein. Each of the Parent, Global, and EOIC agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        SECTION 8.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 8.15. Waiver of Immunity. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

        SECTION 8.16. Waiver of Consequential Damages. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN SECTION 8.12 ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK, OR ANY BANK OF ANY RIGHT TO RECEIVE FULL PAYMENT OF ALL OBLIGATIONS OWED BY ANY BORROWER UNDER THE LOAN DOCUMENTS.

        SECTION 8.17. Electronic Disclosures and Notices. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing, or the issuance, renewal, or extension of a Letter of Credit, or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com, with a copy to robert.malleck@citi.com. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

        Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Banks by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform"). Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

        THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF A LOAN PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes of the Loan Documents. Each Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Bank's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

        Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

        SECTION 8.18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 8.19. Domicile of Loans. Each Bank may transfer and carry its loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank provided that no Bank shall be relieved of its Commitment as a result thereof.

        SECTION 8.20. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Issuing Bank and the Administrative Agent and when the Administrative Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by each Borrower, the Administrative Agent, the Issuing Bank and each Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Banks.

        SECTION 8.21. Amendment and Restatement. This Agreement represents an amendment and restatement of the Existing Credit Agreement. Any indebtedness under the Existing Credit Agreement continues under this Agreement, and the execution of this Agreement does not indicate a payment, satisfaction, novation, or discharge thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWERS AND GUARANTORS ENSCO INTERNATIONAL INCORPORATED, as a Borrower and a Guarantor By:______________________________ Name:____________________________ Title:_____________________________
ENSCO OFFSHORE INTERNATIONAL COMPANY, as a Borrower By:______________________________ Name:____________________________ Title:_____________________________
ENSCO INTERNATIONAL PLC, as a Guarantor By:______________________________ Name:____________________________ Title:_____________________________
ENSCO GLOBAL LIMITED, as a Guarantor By:______________________________ Name:____________________________ Title:_____________________________

ADMINISTRATIVE AGENT: CITIBANK, N.A., as Administrative Agent By:______________________________ Name: Title:

ISSUING BANK: DNB NOR BANK ASA, NEW YORK BRANCH, as Issuing Bank By:______________________________ Name: Title: By:______________________________ Name: Title:

BANKS: CITIBANK, N. A. By:______________________________ Name: Title:

JPMORGAN CHASE BANK, NA By:______________________________ Name: Title:

DNB NOR BANK ASA, NEW YORK BRANCH By:______________________________ Name: Title: By:______________________________ Name: Title:

THE BANK OF TOKYO MITSUBISHI UFJ, LTD. By:______________________________ Name: Title:

WELLS FARGO BANK, N.A. By:______________________________ Name: Title:

MERRILL LYNCH COMMERCIAL FINANCE CORP. By:______________________________ Name: Title:
  -

SUNTRUST BANK By:______________________________ Name: Title:

AMEGY BANK NATIONAL ASSOCIATION By:______________________________ Name: Title:

MIZUHO CORPORATE BANK, LTD. By:______________________________ Name: Title:

SCHEDULE I APPLICABLE LENDING OFFICES; ADDRESSES FOR NOTICE
Bank	Domestic Lending Office	Eurodollar Lending Office	Addresses for Notice (including email addresses)
Citibank, N.A.	1615 Brett Road, OPS III New Castle, Delaware 19720	1615 Brett Road, OPS III New Castle, Delaware 19720	Credit Contact:
Robert Malleck
388 Greenwich St.
34th Floor
New York, NY 10013
Tel: 212-816-5435
Fax: 212-816-5429
Email: Robert.malleck@citi.com

Administrative Contact:
Charles Huester
1615 Brett Road
OPS III
New Castle, DE 19720
Tel: 302-323-3188
Fax: 212-994-0961
Email: charles.huester@citi.com
JPMorgan Chase Bank, NA	Chase Tower Chicago Chicago, Illinois 60603	Chase Tower Chicago Chicago, Illinois 60603	Credit Contact:
Preeti Bhatnagar
712 Main Street, 12th Floor South
Houston, TX 77002
Tel: 713-216-8002
Fax: 713-216-7794
Email: preeti.x.bhatnagar@jpmorgan.com

Administrative Contact:
Jeremy Stank
Chase Tower Chicago, Suite IL1-0010
10 South Dearborn 7th Floor
Chicago, IL 60603-2003
Tel: 312-732-2013
Fax: 312-385-7097
Email: jeremy.p.stank@jpmchase.com
DnB NOR Bank ASA, New York Branch	200 Park Avenue New York, New York 10166	200 Park Avenue New York, New York 10166	Credit Contact:
Viggo Pedersen / Barbara Gronquist
200 Park Avenue, 31st Floor
New York, New York 10166
Tel: (212) 681-3821 / 3859
Fax: (212) 681-3900
Email: viggo.pedersen@dnbnor.no
barbara.gronquist@dnbnor.no

Administrative Contact:
Marybelle Ortiz / Carol-Jeanne Kavanagh
200 Park Avenue, 31st Floor
New York, New York 10166
Tel: (212) 681-3848 / 3822
Fax: (212) 681-4123 Email: marybelle.ortiz@dnbnor.no
caroljeanne.kavanagh@dnbnor.no
The Bank of Tokyo Mitsubishi UFJ, Ltd.	1251 Avenue of the Americas NY, NY 10020-1104	1251 Avenue of the Americas NY, NY 10020-1104	Credit Contact:
Chulley Bogle
1100 Louisiana St., Ste. 2800
Houston, TX 77002
Tel: 713-655-3845
Fax: 713-658-0116
Email: cbogle@us.mufg.jp

Administrative Contact:
Rolando Uy / Jaya Angara
Info Svc Plaza III
34 Exchange Place
Jersey City, NJ 07302
Tel: 201-413-8570 / 8843
Fax: 201-521-2338
Email: ruy@us.mufg.jp
jangara@us.mufg.jp
Wells Fargo Bank, N.A.	1000 Louisiana, 9th Floor Houston, Texas 77002	1000 Louisiana, 9th Floor Houston, Texas 77002	Credit Contact:
Michael Janak / Barry Parks
1000 Louisiana, 9th Floor
Houston, Texas 77002
Tel: 713-319-1394 / 1957
Fax: 713-739-1087
Email: mike.janak@wellsfargo.com
barry.parks@wellsfargo.com

Administrative Contact:
Elizabeth Yowell / Tonya Ivie
1700 Lincoln Street, 3rd Floor
Denver, CO 80203-4500
Tel: 303-863-5114 / 6102
Fax: 303-863-2729
Email: elizabeth.yowell@wellsfargo.com
tanya.r.ivie@wellsfargo.com
Merrill Lynch Commercial Finance Corp.	222 N. LaSalle, 17th Floor Chicago, Illinois 60601	222 N. LaSalle, 17th Floor Chicago, Illinois 60601	Credit Contact:
Phillip Salter / Benjamin Abbas
222 N. LaSalle, 17th Floor
Chicago, IL 60601
Tel: 312-750-6304 / 312-269-1354
Fax: 312-269-1378 /312-368-1378
Email: Phillip_Salter@ml.com
Banjamin_W_Abbas@ml.com

Administrative Contact:
Elizabeth Altman / Susan Papp
222 N. LaSalle, 16th Floor
Chicago, IL 60601
Tel: 312-499-3873 / 312-750-6287
Fax: 312-499-3336
Email: ealtman@exchange.ml.com
spapp@exchange.ml.com
Sun Trust Bank	303 Peachtree St., 4th Floor Atlanta, Georgia 30308	303 Peachtree St., 4th Floor Atlanta, Georgia 30308	Credit Contact:
Peter Panos / Greg Magnuson
303 Peachtree St., 4th Floor
Atlanta, Georgia 30308
Tel: 404-813-5579 / 404-813-0112
Fax: 404-827-6270
Email: peter.panos@suntrust.com
greg.magnuson@suntrust.com

Administrative Contact:
Nicole Barry
303 Peachtree St.
10th Floor, MC1941
Atlanta, Georgia 30308
Tel: 404-658-4777
Fax: 404-230-1940
Email: nicole.barry@suntrust.com
Amegy Bank National Association	4400 Post Oak Parkway Houston, TX 77027 New York, NY 10020	4400 Post Oak Parkway Houston, TX 77027	Credit Contact:
Scott Collins / Kim Link
4400 Post Oak Parkway
Houston, TX 77027
Tel: 713-232-2022
Fax: 713-561-0115
Email: scott.collins@amegybank.com

Administrative Contact:
Maxine Hunter / Dana Chargo
is 4400 Post Oak Parkway, RT 709
Houston, TX 77027
Tel: 713-232-6355 / 6395
Fax: 713-693-7467
Email: Maxine.hunter@amegybank.com
dana.chargois@amegybank.com

Mizuho Corporate Bank, Ltd.	1251 Avenue of the Americas New York, NY 10020	1251 Avenue of the Americas New York, NY 10020	Credit Contact:
Leon Mo / Raymond Ventura
1251 Avenue of the Americas
New York, NY 10020
Tel: 212-282-4984 / 4589
Fax: 212-282-4488
Email: leon.mo@mizuhocbus.com
Raymond.ventura@mizuhocbus.com

Administrative Contact:
Berta Caballero / Irene Lee
1800 Plaza Ten
Jersey City, NJ 07311
Tel: 201-626-9137 / 9421
Fax: 201-626-9932 / 9933
Email: berta.caballero@mizuhocbus.com
Irene.lee@mizuhocgus.com

SCHEDULE II PRICING GRID
Rating Category:	Level I	Level II	Level III	Level IV	Level V	Level VI
	A/A2 or Better	A-/A3	BBB+/ Baa1	BBB/ Baa2	BBB-/ Baa3	BB+/ Ba1 or Lower
Applicable Margin:	18.0	27.0	35.0	42.5	55.0	75.0
Utilization Fee (>50%):	10.0	10.0	10.0	10.0	10.0	10.0
Facility Fee:	7.0	8.0	10.0	12.5	15.0	20.0

SCHEDULE III

UNRESTRICTED SUBSIDIARIES (IF ANY)

As of the Closing Date and as of the date of the First Amendment to Amended and Restated Credit Agreement dated as of December 23, 2009, no Subsidiaries are designated as Unrestricted Subsidiaries.

SCHEDULE IV RIGS ENSCO MOBILE OFFSHORE DRILLIHNG UNITS AS OF DECEMBER 1, 2009
NAME	F/K/A	OWNER	FLAG	HOME PORT	OFFICIAL NO.
I. JACKUP RIGS
ENSCO 50
ENSCO 51
ENSCO 52
ENSCO 53
ENSCO 54
ENSCO 56
ENSCO 57
ENSCO 60
ENSCO 67
ENSCO 68
ENSCO 69
ENSCO 70
ENSCO 71
ENSCO 72
ENSCO 75

ENSCO 76

ENSCO 80
ENSCO 81
ENSCO 82
ENSCO 83
ENSCO 84
ENSCO 85
ENSCO 86
ENSCO 87
ENSCO 88
ENSCO 89
ENSCO 90
ENSCO 92
ENSCO 93
ENSCO 94
ENSCO 95
ENSCO 96
ENSCO 97
ENSCO 98
ENSCO 99
ENSCO 100
ENSCO 101
ENSCO 102

ENSCO 104

ENSCO 105

ENSCO 106
ENSCO 107
ENSCO 108
Chiles Magellan Chiles Coronado Chiles Discovery Chiles Galileo	ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Oceanics International Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore Company

ENSCO Offshore International Company

ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore International Company
ENSCO Offshore International Company
ENSCO Offshore International Company
ENSCO Offshore Company
ENSCO Offshore Company
ENSCO Offshore International Company
ENSCO Offshore International Company
ENSCO Offshore International Company

ENSCO Offshore International Inc.

ENSCO (Barbados) Limited

ENSCO Offshore International Company
ENSCO Offshore International Company
ENSCO Offshore International Company
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
Bahamas
Bahamas
Bahamas
Panamanian

Liberian

Bahamas
Liberian
U.S.
Liberian
Liberian
Bahamas
U.S.
U.S.
Liberian
Liberian
U.S.
Bahamas
Liberian
Liberian
Liberian
Liberian
Liberian
Liberian
U.S.
Liberian
Liberian
Liberian

Liberian

Liberian

Liberian
Liberian
Liberian
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Nassau, Bahamas
Nassau, Bahamas
Nassau, Bahamas
Panama City

Monrovia, Liberia

Nassau, Bahamas
Monrovia, Liberia
New Orleans
Monrovia, Liberia
Monrovia, Liberia
Nassau, Bahamas
New Orleans
New Orleans
Monrovia, Liberia
Monrovia, Liberia
New Orleans
Nassau, Bahamas
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
New Orleans
Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia

Monrovia, Liberia

Monrovia, Liberia

Monrovia, Liberia
Monrovia, Liberia
Monrovia, Liberia
9383
9384
9385
10260
10159
10605
9943
8697
12140
14110
12811
725305
725304
704622
26817-00-B

12945

724944
13630
602912
13142
13014
724945
643110
648969
12389
14115
647859
724946
12137
11326
12138
9400
8910
14196
682070
9436
11107
11415

12678

11662

11907
12638
13128

II. SEMISUBMERSIBLE RIGS
ENSCO 7500 ENSCO 8500 ENSCO 8501	ENSCO Deepwater LLC ENSCO Offshore Company ENSCO Offshore Company	Liberian Liberian Liberian	Monrovia, Liberia Monrovia, Liberia Monrovia, Liberia	14116 13222 14002
III. BARGE
ENSCO 1	ENSCO de Venezuela, S.R.L. (54%) ENSCO Offshore International Company (46%)	Liberian Liberian Liberian	Monrovia, Liberia Monrovia, Liberia Monrovia, Liberia	11793

SCHEDULE V EXISTING LIENS
Debtor	Secured Party	Jurisdiction of Filing	Date of Filing	Type of Lien or Reference No.
ENSCO International
Incorporated
ENSCO International
Incorporated
ENSCO International
Incorporated
ENSCO (Barbados)
Limited

ENSCO Coronado
Limited *

ENSCO Offshore
Company
ENSCO Coronado
Limited **
ENSCO (Barbados)
Limited	HERC Exchange,
Inc.
HERC Exchange,
Inc.
MCI Worldcom
Communications Inc.
United States of
America, Secretary of
Transportation
United States of
America, Secretary of
Transportation
United States of
America (MarAd)
United States of
America (MarAd)
United States of
America	Delaware Delaware Texas District of Columbia District of Columbia United States Panama Liberia	03/11/04 11/04/04 07/07/00 05/01/03 12/31/03 12/07/00 03/29/00 10/08/02	UCC, File No.
40694747
UCC, File No.
43107234
UCC, File No. 00-
537921
UCC, File No.
2003052205

UCC, File No.
2003187932

Vessel mortgage,
Book 00-121, Page 29
Vessel mortgage, Microjacket
22400, Document 91969
Vessel mortgage,
Book PM 54,
Page 516
* This debt has been repaid. A UCC termination has been submitted for filing and is currently pending.
** This debt has been repaid. A release has been signed and recording is currently pending.

SCHEDULE VI COMMITMENTS
Bank	Commitment
Citibank, N.A.	$55,000,000.00
JPMorgan Chase Bank, NA	$55,000,000.00
DnB NOR Bank ASA, New York Branch	$45,000,000.00
The Bank of Tokyo Mitsubishi UFJ, Ltd.	$45,000,000.00
Wells Fargo Bank, N.A.	$45,000,000.00
SunTrust Bank	37,500,000.00
Mizuho Corporate Bank, Ltd.	37,500,000.00
Merrill Lynch Commercial Finance Corp.	20,000,000.00
Amegy Bank National Association	10,000,000.00
Total	$350,000,000.00

SCHEDULE VII EXISTING LETTERS OF CREDIT None.

EXHIBIT A PROMISSORY NOTE U.S. $__________________ Dated:______________________

        For value received, the undersigned, [ENSCO International Incorporated, a Delaware corporation] [ENSCO Offshore International Company, a Cayman Islands exempted company] (the "Borrower"), hereby promises to pay to the order of ________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of ________ U.S. dollars (U.S. $________) or, if less, the aggregate unpaid principal amount of the Advances (as defined in the Amended and Restated Credit Agreement dated as of June 23, 2005 among ENSCO International Incorporated, ENSCO Offshore International Company, Ensco International plc, ENSCO Global Limited, Citibank, N.A., as the Administrative Agent, JPMorgan Chase Bank, NA, as the Syndication Agent, DnB NOR Bank ASA, New York Branch, as the Issuing Bank, and the Banks parties thereto, as amended from time to time, being herein referred to as the "Credit Agreement") owing to the Bank.

        The Borrower promises to pay the principal of this Promissory Note (or, if less, the aggregate unpaid principal amount of the Advances (as defined in the Credit Agreement)) on the dates and in the amounts set forth in the Credit Agreement. Additionally, the Borrower promises to pay interest on the unpaid principal amount of each Advance owing to the Bank from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

        Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 1615 Brett Road, OPS III, New Castle, DE 19720, in same day funds. Each Advance owed to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This Promissory Note is one of the Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed the amount first above mentioned, the indebtedness of the Borrower resulting from each Advance owing to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

        This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ENSCO INTERNATIONAL INCORPORATED]
[ENSCO OFFSHORE INTERNATIONAL COMPANY]

By:______________________________
Name:____________________________
Title:_____________________________

ADVANCES AND PAYMENTS OF PRINCIPAL
Date	Amount of Advance	Amout of Principal Paid or Prepaid	Unpaid Principal Balance	Notification Made By.

EXHIBIT B NOTICE OF BORROWING [DATE]
Citibank, N.A., as Administrative Agent 1615 Brett Road OPS III New Castle, DE 19720 Attention: Charles Huester Telephone: 302-323-3188 Facsimile: 212-994-0961

Ladies and Gentlemen:

       The undersigned, [ENSCO International Incorporated] [ENSCO Offshore International Company], refers to the Amended and Restated Credit Agreement, dated as of June 23, 2005 (as amended and otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ENSCO International Incorporated, ENSCO Offshore International Company, Ensco International plc, ENSCO Global Limited, Citibank, N.A., as the Administrative Agent, JPMorgan Chase Bank, NA, as the Syndication Agent, DnB NOR Bank ASA, New York Branch, as the Issuing Bank, and the Banks parties thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

       (i)       The Borrower requesting the Proposed Borrowing is [ENSCO International Incorporated] [ENSCO Offshore International Company].

       (ii)      The Business Day of the Proposed Borrowing is ____________, ____.

       (iii)     The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [LIBOR Advances].

       (iv)       The aggregate amount of the Proposed Borrowing is $______________.

       [(v)       The initial Interest Period for each Advance made as part of the Proposed Borrowing is ______(months).](1)

       The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

               (A)       the representations and warranties contained in Section 4.01 of the Credit Agreement are correct (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

1     To be included for a Proposed Borrowing comprised of LIBOR Advances.

               (B)       no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes a Default, an Event of Default or both.

Very truly yours,

[ENSCO INTERNATIONAL INCORPORATED]
[ENSCO OFFSHORE INTERNATIONAL COMPANY]

By:______________________________
Name:____________________________
Title:_____________________________

cc: Citibank, N.A.
388 Greenwich Street, 34th Floor
New York, NY 10013
Attention: Robert Malleck
Telephone: (212) 816-5435
Facsimile: (212) 816-5429

EXHIBIT C

ASSIGNMENT AND ACCEPTANCE

Dated __________, ____

       Reference is made to the Amended and Restated Credit Agreement, dated as of June 23, 2005 (as amended and otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ENSCO International Incorporated, ENSCO Offshore International Company, Ensco International plc, ENSCO Global Limited, Citibank, N.A., as the Administrative Agent, JPMorgan Chase Bank, NA, as the Syndication Agent, DnB NOR Bank ASA, New York Branch, as the Issuing Bank, and the Banks parties thereto.

       _________________________ (the "Assignor") and __________________ (the "Assignee") agree as follows:

       1.     The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and Assignor's respective Commitments and the respective amounts of the Advances owing to the Assignee and Assignor will be as set forth in Section 2 of Schedule 1.

       2.     The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, the perfection, existence, sufficiency or value of any Collateral, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment of the Assignee after giving effect to this Assignment and Acceptance or new Notes payable to the order of the Assignee in an amount equal to the Commitment of the Assignee after giving effect to this Assignment and Acceptance and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

       3.     The Assignee attaches the Note (if any) held by it and (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(d) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on Schedule 1 hereto.

       4.     Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, this Assignment and Acceptance will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

       5.     Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Loan Documents.

       6.     Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

       7.     This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

       8.     This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

       IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Schedule 1 to Assignment and Acceptance
Section 1.	Percentage interest assigned:	%
Section 2.	Assignee's Commitment before giving effect to this Assignment and Acceptance:	$
	Assignee's outstanding principal of Advances before giving effect to this Assignment and Acceptance	$___________
	Aggregate outstanding principal of Advances assigned to the Assignee under this Assignment and Acceptance:	$
	Assignee's Commitment after giving effect to this Assignment and Acceptance:	$
	Assignee's outstanding principal of Advances after giving effect to this Assignment and Acceptance:	$
	Assignor's remaining Commitment after giving effect to this Assignment and Acceptance:	$
	Assignor's remaining outstanding principal of Advances after giving effect to this Assignment and Acceptance:	$
	Principal amount of Note payable to the Assignee:	$
	Principal amount of Note payable to the Assignor:	$
Section 3.	Effective Date 2: _____________, 20___
Assignor ________________ _______________ _______________	[NAME OF ASSIGNOR] By: Name: Title: Dated: _______________
2 This date should be no earlier that the date five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Assignor _______________ _______________ _______________	[NAME OF ASSIGNEE], as By: Name: Title: Dated:______________ Domestic Lending Office (and address for notices): [Address] Eurodollar Lending Office: [Address]

Approved as of ___________, 20___ :

CITIBANK, N.A., as Administrative Agent

By: ________________________________
Name:
Title:

DNB NOR BANK ASA, NEW YORK BRANCH, as Issuing Bank

By: ________________________________
Name:
Title:

[ENSCO INTERNATIONAL INCORPORATED By: ________________________________ Name: Title: ](3) 3 Parent's consent required only when no Event of Default exists.
C-6

EXHIBIT D

NOTICE OF LETTER OF CREDIT
[Date]

DnB NOR Bank ASA, New York Branch,
as Issuing Bank
200 Park Avenue
New York, New York 10166
Attention: Marybelle Ortiz,
with a copy to Viggo Pedersen
Telephone: 212-681-3848

Citibank, N.A., as Administrative Agent
1615 Brett Road
OPS III
New Castle, DE 19720
Attention: Charles Huester
Telephone: 302-323-3188
Facsimile: 212-994-0961

Ladies and Gentlemen:

       The undersigned, [ENSCO International Incorporated] [ENSCO Offshore International Company], refers the Amended and Restated Credit Agreement, dated as of June 23, 2005 (as amended and otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ENSCO International Incorporated, ENSCO Offshore International Company, Ensco International plc, ENSCO Global Limited, Citibank, N.A., as the Administrative Agent, JPMorgan Chase Bank, NA, as the Syndication Agent, DnB NOR Bank ASA, New York Branch, as the Issuing Bank, and the Banks parties thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.18 of the Credit Agreement that the undersigned hereby requests a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the "Proposed Letter of Credit") as required by Section 2.18(a) of the Credit Agreement:

(i)     The Borrower for whose account the Proposed Letter Credit is requested is [ENSCO International Incorporated] [ENSCO Offshore International Company].

(ii)   The date of issuance of the Proposed Letter of Credit is ____________, ____.

(iii)  The amount of the Proposed Letter of Credit is $______________.

(iv)   The expiration date of the Proposed Letter of Credit is __________.

(v)     The purpose and terms of the Proposed Letter of Credit are as follows:

       The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of issuance of the Proposed Letter of Credit:

(A)       the representations and warranties contained in Section 4.01 of the Credit Agreement are correct (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), before and after giving effect to the issuance of the Proposed Letter of Credit, as though made on and as of such date; and

(B)       no event has occurred and is continuing, or would result from such Proposed Letter of Credit, which constitutes a Default, an Event of Default or both.

Very truly yours,

[ENSCO INTERNATIONAL INCORPORATED]
[ENSCO OFFSHORE INTERNATIONAL COMPANY]

By:_______________________
Name:_____________________
Title:____________________

cc:
Citibank, N.A.
Attention: Elizabeth O'Hagan
Email: elizabeth.ohagan@citigroup.com

Citibank, N.A.
388 Greenwich Street, 34th Floor
New York, NY 10013
Attention: Robert Malleck
Telephone: (212) 816-5435
Facsimile: (212) 816-5429

D-2

EXHIBIT E

FORM OF
COMPLIANCE CERTIFICATE

[date]

To Citibank, N.A., as Administrative Agent, and to each of
the Banks party to the Credit Agreement described below

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement, dated as of June 23, 2005 (as amended and otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ENSCO International Incorporated, ENSCO Offshore International Company, Ensco International plc, ENSCO Global Limited, Citibank, N.A., as the Administrative Agent, JPMorgan Chase Bank, NA, as the Syndication Agent, DnB NOR Bank ASA, New York Branch, as the Issuing Bank, and the Banks parties thereto.

I hereby certify that I have no knowledge of any Defaults by any Borrower in the observance of any of the provisions in the Credit Agreement which existed as of _______________ or which exist as of the date of this certificate, and that all of the representations and warranties made by the Borrowers in Article IV of the Credit Agreement are true and correct in all material respects on the date of this certificate as if made on this date.

I also certify that the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Parent as of _______________, and the related results of operations for the _______________ then ended, in conformity with generally accepted accounting principles.

The following sets forth the information and computations to demonstrate compliance with the requirements of Section 5.02 of the Credit Agreement as of _______________:

A. Section 5.02(a) Consolidated EBITDA to Interest Expense Ratio
1.	Net Income for preceding four quarters	$___________
2.	Interest Expense, taxes, depreciation and amortization, and other $________ non-cash charges (to the extent each is deducted in determining Net Income) for preceding four quarters	$___________

3.	Consolidated EBITDA for preceding four quarters (A.1 + A.2) =	$___________
4.	Consolidated Interest Expense for preceding four quarters	$___________
5.	ratio A.3 divided by A.2	___ to 1.00
6.	minimum:	3.00 to 1.00
B. Section 5.02(b) Consolidated Debt Ratio
1.	Consolidated Debt	$___________
2.	Consolidated Shareholder's Equity	$___________
3.	B.1 divided by (B.1 + B.2)	___%
4.	maximum ratio:	50%
Very truly yours, By: ___________________________________ Name:_________________________________ Title:__________________________________
4 Signatory much be chief executive officer or chief financial officer of the Parent.
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